Exhibit 10.14
Execution Copy

Portions of this Exhibit have been omitted based upon a request for confidential treatment. This Exhibit, including the non-public information, has been filed separately with the Securities and Exchange Commission. "[*]" designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
BETWEEN
AUTOMOTIVE FINANCE CANADA INC.
- and -
KAR AUCTION SERVICES, INC.
- and -
PRECISION TRUST

Dated as of June 16, 2015

BENNETT JONES LLP

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TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		2
1.1	Definitions	2
1.2	Headings	20
1.3	Number, Gender, Etc	20
1.4	Non-Business Days	20
1.5	Governing Law	20
1.6	References to Statutes	20
1.7	Severability	20
1.8	Currency	20
1.9	Schedules	21
ARTICLE 2 PURCHASES AND INCREASES		21
2.1	Purchase Request and Increase	21
2.2	Purchase and Sale	22
2.3	Ownership Interests	23
2.4	Transfer From Deposit Accounts to Collection Account	23
2.5	Allocations of Seller's Share of Collections Before the Termination Date	23
2.6	Allocation of Trust's Share of Collections Before the Termination Date	24
2.7	Payments from Collection Account	25
2.8	Allocation and Payment of Seller's Share of Collections After a Termination Date	25
2.9	Allocation of Trust's Share of Collections After a Termination Date	26
2.10	Payments from Collection Account After a Termination Date	26
2.11	Purchases Limited by Program Limit	27
2.12	Program Limit	27
2.13	Voluntary Paydown of Investment	27
2.14	Cash Reserve Account	27
2.15	Calculations	28
2.16	Specified Ineligible Receivables	28
2.17	Collection Account	28
ARTICLE 3 CONDITIONS PRECEDENT		29
3.1	Conditions Precedent for the Initial Purchase	29
3.2	Conditions Precedent in Favour of the Trust for Purchase/All Increases	30
ARTICLE 4 REPRESENTATIONS AND WARRANTIES		31
4.1	General Representations and Warranties of the Seller	31
4.2	Survival	34
4.3	Representations and Warranties of the Trust	34
4.4	Survival	34
ARTICLE 5 ADMINISTRATION		35
5.1	Designation of the Servicer	35
5.2	Standard of Care	35
5.3	Authorization of Servicer	35

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5.4	Enforcement of Contracts	36
5.5	Assignment for Purpose of Enforcement	36
5.6	Deposit of Collections	36
5.7	Description of Services	36
5.8	Affirmative Covenants of the Servicer	38
5.9	Reporting Requirements of the Servicer	41
5.10	Negative Covenants of the Servicer	42
5.11	Servicer Termination Events	43
5.12	Effecting a Servicer Transfer	45
5.13	Appointment of Replacement Servicer	45
5.14	Additional Servicer Covenants Following a Servicer Transfer	45
5.15	Trust Rights Following a Servicer Transfer	46
5.16	Power of Attorney; Further Assurances	46
5.17	Deemed Collections	47
ARTICLE 6 TRIGGER EVENTS		48
6.1	Meaning of Trigger Event	48
6.2	Action Upon Occurrence of a Trigger Event	52
6.3	Optional Repurchase of Pool Receivables	52
ARTICLE 7 GENERAL COVENANTS AND POWER OF ATTORNEY		52
7.1	Affirmative Covenants of the Seller	52
7.2	Reporting Requirements of the Seller	54
7.3	Negative Covenants of the Seller	55
7.4	Covenants of the Trust	56
ARTICLE 8 PERFORMANCE GUARANTEE		56
8.1	Performance Guarantee	56
8.2	Guarantee Unconditional	57
8.3	Recourse against Servicer	58
8.4	Authorization by the Performance Guarantor	58
8.5	No Subrogation	58
8.6	Stay of Acceleration	58
8.7	Representations and Warranties	59
8.8	Payments	60
ARTICLE 9 INDEMNIFICATION		62
9.1	Indemnification by the Seller	61
9.2	Notification of Potential Liability	63
9.3	Litigation	63
9.4	Tax Indemnity	63
9.5	Tax Credit	64
ARTICLE 10 MISCELLANEOUS		66
10.1	Liability of the Trust and the Securitization Agent	65
10.2	Delegation in Favour of Securitization Agent	65
10.3	Change in Circumstances	65
10.4	Amendments, Waivers, Etc.	66

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10.5	Notices, Etc.	67
10.6	No Waiver; Remedies	67
10.7	Binding Effect; Assignability	67
10.8	Costs and Expenses	67
10.9	Confidentiality	68
10.10	Effect of Agreement	68
10.11	Agreement Non-Exclusive	68
10.12	No Set-off	68
10.13	Termination	68
10.14	Discharge of Certain Registrations in the Province of Quebec	69
10.15	Execution in Counterparts	69
10.16	Amendment and Restatement	69

Schedule "A"	Form of Purchase Request
Schedule "B"	Location of Records
Schedule "C"	Form of Servicer Report
Schedule "D"	Form of Portfolio Certificate
Schedule "E"	Deposit Accounts
Schedule "F"	Form of Increase Request
Schedule "G"	Form of Quebec Assignment
Schedule "H"	Net Receivables Pool Balance Calculation

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THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
MEMORANDUM OF AGREEMENT dated as of June 16, 2015.
B E T W E E N:
AUTOMOTIVE FINANCE CANADA INC.,
a corporation incorporated under the laws of the Province of Ontario,
(hereinafter referred to as the "Seller" and the initial "Servicer"),
- and -
KAR AUCTION SERVICES, INC.,
a corporation incorporated under the laws of Delaware,
(hereinafter referred to as the "Performance Guarantor" or "KAR"),
- and -
BNY TRUST COMPANY OF CANADA,
a trust company incorporated under the laws of Canada and licensed to carry on business as a trustee in each of the provinces of Canada, in its capacity as trustee of Precision Trust, a trust established pursuant to the laws of the Province of Ontario,
(hereinafter referred to as the "Trust"),
WHEREAS the Seller, the Performance Guarantor and the Trust entered into a second amended and restated receivables purchase agreement dated as of June 28, 2013, as amended by amending agreements made as of November 22, 2013 and May 8, 2014 (as amended, the "Amended and Restated RPA") pursuant to which from time to time the Seller sold to the Trust and the Trust purchased from the Seller, an undivided co-ownership interest in the Seller's present and future Receivables and the Related Security related thereto on a fully serviced basis, all in accordance with the terms of the Amended and Restated RPA;
AND WHEREAS the Performance Guarantor agreed to guarantee the obligations of the Servicer under the Amended and Restated RPA in accordance with the terms thereof;
AND WHEREAS the parties to the Amended and Restated RPA now desire to amend and restate the Amended and Restated RPA on the terms and conditions set out herein;
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

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ARTICLE 1
INTERPRETATION

1.1	Definitions
In this Agreement, unless the context requires otherwise, the following terms shall have the following meanings:
"AFC" means Automotive Finance Corporation, an Indiana corporation;
"Affected Person" has the meaning ascribed thereto in Section 10.3(b);
"Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person;
"Agreement" means this agreement as amended, restated, supplemented or otherwise modified from time to time;
"Applicable Rental Receivables Advance Rate" means, [*]; provided that, unless the Trust agrees otherwise, such rate will be reduced at any time any Static Rental Receivables Pool Net Loss Rate for any [*] rolling period ending during the prior 24 months (each [*] rolling period, a vintage) is [*] or greater to (i) [*] if such Static Rental Receivables Pool Net Loss Rate is [*] or greater but less than [*] or (ii) [*], if such Static Rental Receivables Pool Net Loss Rate is [*] or greater but less than [*] or (iii) [*], if such Static Rental Receivables Net Loss Rate is [*] or greater;
"Auction Credit" means a Receivable pursuant to which a wholesale auction has granted credit for the purpose of a float sale agreement with dealers, provided that the wholesale auction shall be the "Obligor" of such Receivable and shall be subject to the Normal Concentration Percentage and the Special Concentration Percentage, as applicable;
"Backup Servicer" means Wells Fargo Bank, National Association, and any other backup servicer subsequently appointed pursuant to the terms of the Backup Servicing Agreement;
"Backup Servicing Agreement" means (i) the backup servicing agreement dated May 24, 2011 between the Servicer, Wells Fargo Bank, National Association and the Trust; and (ii) any replacement backup servicing agreement entered into from time to time with the prior written consent of the Trust, in each case as such agreements may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;
"Backup Servicing Fee Letter" means (i) the fee letter dated October 20, 2010 setting forth the Backup Servicing Fees payable to the Backup Servicer and (ii) any replacement backup servicing fee letter entered into from time to time with the prior written consent of the Trust, in each case as such letters may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

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"Backup Servicing Fees" means all fees and reimbursable expenses (excluding Transition Expenses) payable pursuant to the Backup Servicing Agreement or the Backup Servicing Fee Letter (for the avoidance of doubt, prior to the Backup Servicer assuming the role of Servicer);
"Blocked Account Agreement" means the blocked account agreements referred to in Section 3.1(l);
"Blocked Account Claims" means any Security Interest in favour of a bank or other financial institution under a Blocked Account Agreement;
"BMONB" means BMO Nesbitt Burns Inc.;
"Business Day" means any day (other than a Saturday, Sunday or public holiday) on which banks are open for business in Toronto, Ontario, but excluding any public holiday in the United States identified by the Seller as not constituting a "Business Day" for the purposes of this Agreement;
"Buyers' Fees" means the fees paid by an Obligor to an auction or other commercial inventory source in connection with a purchase of a vehicle by such Obligor;
"Carry Costs" means, with respect to any Collection Period, the sum of the amounts of the following items that accrued or were incurred during such Collection Period: (a) the Funding Discount, (b) the Standby Fee, (c) the Replacement Servicer Fee, or, to the extent no Replacement Servicer Fee is payable during such Collection Period, the Notional Servicer Fee, (d) the Backup Servicing Fees and (e) all other expenses and fees payable by the Seller under this Agreement;
"Cash Deposit Amount" means, with respect to the Purchase or any Increase, an amount sufficient to ensure that after effecting such Purchase or Increase, the amount contained in the Cash Reserve Account is equal to the Cash Reserve Required Amount;
"Cash Payment" means, in respect of the Purchase the amount set forth in the Purchase Request as the "Cash Payment" and, in respect of each Increase, the amount set forth in the related Increase Request as the "Cash Payment";
"Cash Reserve Account" means an Eligible Deposit Account established in the name of the Trust and designated as the Cash Reserve Account for the purposes hereof, the balance of which shall be subject to the control of the Trust for the benefit of the Trust and the Seller and applied in accordance with the terms hereof, which account shall bear interest and shall initially be account number [*], maintained at [*];
"Cash Reserve Event" means as of any Settlement Date, (i) the arithmetic average of the Net Spread for [*], (ii) the Delinquency Ratio is greater than [*] or (iii) the average Payment Rate for [*]; provided, however, that following each occurrence of a Cash Reserve Event, such trigger shall remain in effect until [*];
"Cash Reserve Excess Amount" means, on any Remittance Date, the amount of cash on deposit in the Cash Reserve Account after giving effect to any payments into and from the Cash Reserve Account on such Remittance Date in excess of the Cash Reserve Required Amount;

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"Cash Reserve Required Amount" means, on any day (i) after the occurrence and during the continuation of a Cash Reserve Event, [*] of the Investment on such day, and (ii) on any other day, 1.0% of the Investment on such day;
"CDOR" means, on any day and for any Tranche Period, the annual rate of interest equal to the average discount rate (rounded upwards, if necessary, to the nearest 0.01%) of 1-month Canadian dollar bankers' acceptances as displayed on the "Bloomberg Screen CDOR Page" as at approximately 10:00 a.m. (Toronto time) on the first day of such applicable Tranche Period (or, if such day is not a Business Day, on the preceding Business Day), provided, however, that if such rate does not appear on the Bloomberg Screen CDOR Page on such day as contemplated, then the CDOR rate on such day shall be calculated as the average of the rates for such period applicable to Canadian dollar bankers' acceptances quoted by the banks listed on Schedule I of the Bank Act (Canada) as at approximately 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, on the preceding Business Day);
"Closing Date" means June 16, 2015, or such other date as may be mutually agreed between the parties;
"Collection Account" means an Eligible Deposit Account established in the name of the Trust, in trust for and on behalf of the Trust and the Seller, which account shall initially be account number [*] maintained at [*];
"Collection Costs" means, in respect of a Collection Period, all reasonable out-of-pocket costs and expenses of the Servicer (if other than the Seller, the Backup Servicer or any Affiliate thereof) and the Trust in administering the Pool Assets and collecting amounts payable thereunder and enforcing the Related Security related thereto, including reasonable legal expenses of the Servicer or the Trust;
"Collection Period" means the period from and including the first day of a calendar month to and including the last day of such calendar month, provided that the first Collection Period will begin at the close of business on February 9, 2010 and end on (and include) February 28, 2010 and the last Collection Period will be the Collection Period in which the Final Termination Date occurs;
"Collections" means, with respect to the Pool Receivables, (a) all funds which are received by the Seller, the Servicer or the Trust in payment of any amounts owed in respect of such Receivables (including, without limitation, principal payments, finance charges, floorplan fees, curtailment fees, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Receivables (including, without limitation, insurance payments and net proceeds of the sale or other disposition of vehicles or other collateral or property of the related Obligors or any other Person directly or indirectly liable for the payment of Pool Receivables applied (or to be applied) thereto), (b) all Collections deemed to have been received pursuant to Section 5.17, (c) all other proceeds of such Receivables, and (d) without duplication, all other amounts deposited to the Deposit Accounts or the Collection Account hereunder;
"Contract" means, with respect to any Obligor, collectively, the Dealer Note issued by such Obligor, or similar agreement between such Obligor and the Seller, any guarantee issued in connection therewith and each other agreement or instrument executed by an Obligor pursuant to or in

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connection with any of the foregoing, the purpose of which is to evidence, secure or support such Obligor's obligations to the Seller under such Dealer Note or other similar agreement, forms of all such Dealer Notes and other agreement forms having been delivered to and approved by the Trust;
"Credit and Collection Policies" means those receivables credit and collection policies and practices of the Servicer in effect on the date of this Agreement and provided to the Trust (including the core policy and credit policy manual), as modified in compliance with this Agreement;
"Curtailment Date" means, with respect to any Receivable, the date specified as such in the Contract for such Receivable;
"DBRS" means DBRS Limited and its successors;
"Dealer Note" means a note and security agreement substantially in the form of the Seller's standard form demand promissory note and security agreement and any other promissory note issued, or agreement made by, an Obligor in favor of the Seller;
"Default Ratio" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of each Settlement Date by dividing (i) the aggregate Principal Balance of all Receivables (other than Specified Ineligible Receivables) that became Defaulted Receivables during the related Collection Period plus the aggregate amount of non-cash adjustments that reduced the Principal Balance of any Receivable during such Collection Period (other than a Receivable that became a Defaulted Receivable during such Collection Period) by (ii) the aggregate amount of Receivables (other than Specified Ineligible Receivables) that were generated by the Seller during the Collection Period that occurred five calendar months prior to the Collection Period ending on such Settlement Date;
"Defaulted Receivable" means a Pool Receivable:

(a)	as to which any payment, or part thereof, remains unpaid for more than 90 days after the due date for such payment;

(b)	which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible; or

(c)	which is converted to a long term payment plan in the form of a note or other similar document;
"Deferred Increase Date" has the meaning ascribed thereto in Section 2.1(c);
"Deferred Purchase Price" means the aggregate of amounts paid to the Seller in respect of the Deferred Purchase Price pursuant to Sections 2.7(f), 2.10(f) and 2.14;
"Delinquency Ratio" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of each Settlement Date by dividing (i) the aggregate Principal Balance of all Receivables (other than Specified Ineligible Receivables) that were Delinquent Receivables

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on such Settlement Date, by (ii) the Pool Balance (less the aggregate Principal Balance of all Specified Ineligible Receivables) on such Settlement Date;
"Delinquent Receivable" means a Pool Receivable which is not a Defaulted Receivable (i) as to which any payment, or part thereof, remains unpaid for more than 30 days after the due date for such payment, or (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller;
"Deposit Accounts" means the Eligible Deposit Accounts established in the name of the Servicer, in trust for and on behalf of the Trust and the Seller, which accounts shall be separate and segregated from the Servicer's own assets and shall initially be the accounts listed in Schedule "E", as such Schedule may be updated from time to time by the Servicer with the approval of the Trust;
"Eligible Deposit Account" means either (a) a deposit account with an Eligible Institution, or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of Canada or a province thereof and authorized to act as a trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from DBRS in one or more of its generic credit rating categories which signifies investment grade;
"Eligible Institution" means a depositary institution which (x) at all times (a) has either (i) a long-term unsecured debt rating not lower than AA (low) by DBRS, or (ii) a short-term rating not lower than R-1 (middle) by DBRS, or (b) has its obligations with respect to the relevant matter guaranteed by an institution with either of the ratings referred to in (a), or (y) has been approved in writing by DBRS;
"Eligible Investments" means, at any particular date, book-based securities, negotiable instruments or securities, in each case maturing not later than the Business Day preceding the next succeeding Remittance Date after such date represented by instruments in bearer or registered form which evidence any of:

(a)
direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the Government of Canada or the government of British Columbia, Alberta or Ontario, provided any such government is rated not less than R-1 (middle) by DBRS;

(b)
any security having a rating of at least R-1 (middle) from DBRS, or, in the case of asset backed commercial paper, a rating of a least R-1 (high) from DBRS, but for greater certainty, excluding commercial paper that is extendable by its terms;

(c)	any other class of investments approved in writing by the Trust (other than those set out in (a) and (b) above); and

(d)
without limiting the generality of the foregoing, if qualified under (b) or (c) above, securities of the Bank of Montreal and any Affiliate thereof may be considered Eligible Investments for the purposes of this definition;

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"Eligible Receivable" means, at any time, a Receivable:

(a)
the Obligor of which (i) is a Person that is a resident of Canada and located in a province or territory of Canada, (ii) is not the Government of Canada or any agency or instrumentality thereof or any federal crown corporation, and (iii) is not any provincial or territorial government or agency thereof;

(b)	that is not a Defaulted Receivable or Delinquent Receivable;

(c)	which is denominated and payable to the Seller only in Canadian dollars in Canada;

(d)	which, together with the related Contract and Related Security, has been originated or acquired in Canada by the Seller in the ordinary course of business;

(e)
which arises under a Contract which, together with such Receivable and the Related Security in respect thereof, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor thereof, enforceable by the Seller and its assigns against such Obligor in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to equitable principles of general application;

(f)
which is secured by the Related Security which contains customary and enforceable provisions such that the rights and remedies of the Seller and its assigns are adequate for realization against the collateral of the benefits of the security, including the Related Security of such Receivable, subject to the limitations on enforceability in (e) above;

(g)
in respect of which the Related Vehicle and Proceeds Security, as against creditors of the applicable Obligor, is a perfected, valid, subsisting and enforceable Security Interest in the Financed Vehicle in favour of the Seller, perfected by all necessary or appropriate filings, registrations, recordings or other actions in each jurisdiction necessary to ensure the perfection of such Security Interest for the term thereof and which, in respect of the Related Vehicle Security, is subject only to Security Interests in favour of other Persons which are subordinate in priority to the Related Vehicle Security, Operation of Law Claims and Government and Employee Claims, and provided that, to the knowledge of the Seller at such time, no enforcement or collection proceedings have been commenced in respect of any such Security Interest, Operation of Law Claim or Government and Employee Claim;

(h)
for which the interest of the Seller in the Receivable and the Related Security related thereto and the Contract giving rise thereto, as against creditors of the Seller, is free and clear of all Security Interests and rights of others, other than Government and Employee Claims, Operation of Law Claims, Blocked Account Claims and those created pursuant to this Agreement;

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(i)
upon the purchase of an interest in such Receivable and the Related Security in respect thereof by the Trust, the Trust will obtain good and marketable title to the Trust's Co-Ownership Interest therein free and clear of any Security Interest created by, or arising through, the Seller (as opposed to a Security Interest created by, or arising through an Obligor) other than Blocked Account Claims;

(j)	the sale of which pursuant to the terms hereof does not contravene or conflict with any law, rules or regulations applicable thereto, or require the consent of the Obligor or any other Person;

(k)	in respect of which, to the knowledge of the Seller, no enforcement action, whether by repossession or otherwise, has been taken by any Person in respect of the related Financed Vehicle;

(l)
there is no federal, provincial or local law or ordinance under which such Receivable or the Related Security is subject to any Taxes, nor will any payment or remittance to be made by or on behalf of the Seller on its own behalf or on behalf of any Obligor under this Agreement be subject to any Taxes; provided, however, that this statement shall not extend to any Taxes payable by, or required to be withheld by the Seller on account of Taxes payable on the income or capital of the Trust or Taxes payable in respect of GST or PST payable by Obligors;

(m)
(i) which satisfies all applicable requirements of the Credit and Collection Policies, (ii) other than with respect to a Rental Receivable, whose terms require a minimum principal payment of not less than [*] plus accrued interest and, if applicable, payment of the applicable floorplan fees or curtailment fees, on each Curtailment Date, provided that, subject to a Special Concentration Percentage, such minimum principal payment for a Receivable may be less than [*] so long as it is at least [*], (iii) for which all payments required to be made pursuant to the related Contract in connection with any Curtailment Date extension have not been waived and have been made within [*] of each such extension, (iv) whose terms, including the due date thereof have not otherwise been amended or modified in any material respect, and [*];

(n)
which is payable on demand and which the related Contract requires repayment on the earlier of (i) [*] following the sale of the related Financed Vehicle, and (ii) the Curtailment Date for such Receivable;

(o)
which arises from the making of a loan to finance the purchase of (i) an automobile or light duty truck, driven or drawn by mechanical power, manufactured primarily for use on the public streets, roads or highways, with two axles or (ii) a Specialty Vehicle;

(p)	where not more than [*] of the aggregate Principal Balance of all Receivables of the Obligor of such Receivable and its Affiliates are Defaulted Receivables;

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(q)
the Obligor of which is not an Affiliate of the Seller or the Performance Guarantor, an Excluded Obligor or a father, mother, son or daughter (or any Affiliate thereof) of any officer or director of the Seller or its Affiliates;

(r)	the Obligor of which is not, to the knowledge of the Seller, subject to any proceedings of the type described in Sections 5.11(g) or 5.11(h);

(s)
which is guaranteed by the related Obligor's parent, general partner or owners, provided that, in the Servicer's discretion, guarantees shall not be required from (i) public companies or (ii) passive partners or minority partners when an operating partner has provided a guarantee;

(t)	which is not a Specified Ineligible Receivable or an Excluded Receivable;

(u)
with respect to which the Trust has not given Seller at least five (5) Business Days notice that such Receivable will not be an Eligible Receivable hereunder, provided that such designation is in good faith and based on a reasonable business judgement by the Trust that such Receivable should not be considered an Eligible Receivable;

(v)	for which the Obligor has not "short-paid" the Receivables or paid with non-sufficient funds;

(w)
if the Receivable is an Auction Credit, then (i) the wholesale auction is not fronting for a government or a governmental subdivision or agency, (ii) the Servicer has received a bill of sale evidencing the transaction between the wholesale auction and purchasing dealer, (iii) the wholesale auction has been underwritten in accordance with the Credit and Collection Policy's requirements for platinum dealers, (iv) a PPSA financing statement or equivalent has been filed against the wholesale auction, and (v) clauses (e) and (s) above shall be deemed to be satisfied if the wholesale auction, rather than the applicable dealer, signs the applicable Contract; and

(x)
(i) except for any Contract which has been executed electronically, there is only one original, executed copy of such Contract held by the Seller and (ii) for any Contract which has been executed electronically, such Contact has been executed in compliance with all applicable e-sign laws and the Seller has access to an electronic copy of such Contract executed by all parties thereto which can be printed and used to enforce such Contract;

"ETA" means Part IX of the Excise Tax Act (Canada);
"Excluded Obligor" means an Obligor so designated in writing as such by the Trust in a notice to the Seller in good faith and in the Trust's reasonable judgment relating to credit considerations from time to time, it being understood that from time to time such notice may be revoked by written notice to the Seller;

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"Excluded Receivable" means any Receivable that is clearly not contemplated by this Agreement due to size, terms, ineligibility or commingling concerns. The Trust has no ownership or other interest in any Excluded Receivables. For the avoidance of doubt, as required by Sections 5.7(o) and 7.2(j), the Seller and the Servicer shall maintain a complete list of Excluded Receivables at all times and shall provide notice to the Trust promptly following any changes thereto;
"Final Termination Date" means the first Remittance Date following the Termination Date on which the Investment is reduced to zero and all Replacement Servicer Fees, Collection Costs, Funding Discounts, Backup Servicing Fees, Transition Expenses, indemnified amounts and Standby Fees have been paid in full;
"Finance Charge and Floorplan Fee Collections" means, with respect to any Collection Period, any Collections applied by the Servicer in such Collection Period in respect of interest and finance charges and any other amount (other than principal) owed under a Contract;
"Financed Vehicle" means [*];
"Funding Discount" means, for each day during a Tranche Period, the amount determined pursuant to the following formula:

TA x TR
365

Where:
"TA" means the Tranche Amount outstanding on such day; and
"TR" means the Tranche Rate on such day;
"GAAP" means generally accepted accounting principles and practices in the United States, consistently applied;
"Government and Employee Claim" means, in respect of any Person, liens or deemed trusts for taxes, assessments, employee claims or similar governmental or employee charges or levies affecting such Person or its property and, in the case of the Seller, incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Security Interest attaches is not impaired during the pendency of such proceeding;
"Governmental Authority" means the government of any sovereign state or any political subdivision thereof, or of any political subdivision of a political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, administrative or other functions of or pertaining to government;

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"Gross-up" has the meaning ascribed thereto in Section 9.5;
"Grossed-up Payment" has the meaning ascribed thereto in Section 9.5;
"GST" means all amounts payable under the ETA or pursuant to any similar value added tax legislation in any other jurisdiction of Canada that is stated to be harmonized with the GST, and any similar tax payable under the laws of the Province of Quebec;
"Heavy Duty Truck" means [*];
"Increase" means an increase in the Investment pursuant to Section 2.1(b) hereof;
"Increase Request" means the written request sent to the Trust by the Seller pursuant to Section 2.1(b) in the form annexed hereto as Schedule "F";
"Indebtedness" means, without duplication:

(a)	indebtedness for borrowed money (including, without limitation, amounts payable to Affiliates);

(b)	obligations evidenced by bonds, debentures, notes or other similar instruments;

(c)	the redemption price of any redeemable preference shares;

(d)	obligations in respect of letters of credit or similar instruments issued or accepted by any bank or other institution; and

(e)
obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above;

provided, however, that "Indebtedness" shall not include obligations both (A) classified as accounts payable or accrued liabilities under GAAP and (B) incurred in the ordinary course of business;
"Indemnified Amounts" has the meaning ascribed thereto in Section 9.1;
"Indemnified Parties" has the meaning ascribed thereto in Section 9.1;
"Initial Closing Date" means February 8, 2010;
"Insurance Policies" means any comprehensive, collision, fire, theft or other insurance policy maintained by an Obligor with respect to one or more Financed Vehicles which is in an amount not less than 50% of the market value of such Financed Vehicles and in which the Seller or the Servicer is or is required to be named as loss payee;
"Investment" means, with respect to the Trust, the aggregate of the amounts paid to the Seller in respect of Cash Payments pursuant to this Agreement, reduced from time to time by amounts actually

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distributed and applied on account of such Investment pursuant to Article 2; provided, that if such Investment shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Investment shall be increased by the amount of such rescinded or returned distribution, as though it had not been made;
"KAR Credit Facility" means that certain Amended and Restated Credit Agreement, dated as of March 11, 2014, by and among KAR Auction Services, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders and agents party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time;
"KAR Financial Covenant" means the financial covenant regarding KAR's maximum consolidated senior secured leverage ratio as set forth in Section 8.1 of the KAR Credit Facility. Such covenant (including all defined terms incorporated therein) will survive the termination of the KAR Credit Facility and can only be amended, modified, added or terminated from time to time with the prior written consent of the Trust; provided, however, that as long as KAR's senior secured debt shall be rated at least "BBB- (stable)" by Standard & Poor's and at least "Baa3 (stable)" by Moody's, the financial covenant will conform with the financial covenants required by KAR's Credit Facility or any replacement facility without the consent of the Trust;
"KAR Financial Covenant Event" means any breach of the KAR Financial Covenant;
"KAR Financial Covenant Termination Event" means, following the occurrence of a KAR Financial Covenant Event, the earliest to occur of (i) if a Trust Notice Event has occurred, 120 days following the occurrence of such Trust Notice Event, (ii) any KAR Restricted Amendment, and (iii) the occurrence of a Trust Notice Event resulting in the KAR Credit Facility being accelerated;
"KAR Restricted Amendment" means any action under or amendment to the KAR Credit Facility which, in the sole and absolute discretion of the Trust, results in or may result in (i) an acceleration (in whole or in part) of principal or interest or the amount of principal or interest due under the KAR Credit Facility, (ii) the pledge of any additional collateral by the Seller under the KAR Credit Facility other than newly acquired collateral of the same type already pledged thereunder (e.g., a newly-acquired additional trademark is pledged where all trademarks of the relevant entity had previously been pledged), or (iii) any amendment to any provisions or the addition of any provision to the KAR Credit Facility regarding the Seller or its assets;
"Loss Percentage" means, on any Settlement Date, the greatest of [*];
"Loss Reserve" means, for any date, an amount equal to the product of [*];
"Lot Check" means, with respect to an Obligor, a physical inspection of such Obligor's Financed Vehicles and which may include a review of such Obligor's books and records related thereto;
"Marine Craft" means [*];
"Material Adverse Effect" means any effect upon the business, operations, property or financial condition of the Seller or the Servicer, as applicable, which materially adversely affects (i) the

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interest of the Trust in the Pool Assets, (ii) the collectability or credit quality of a Receivable forming part of the Pool Assets, (iii) the legality, validity or enforceability of Receivables, (iv) the Related Security or (v) the Seller or Servicer's, as applicable, ability to perform its obligations hereunder;
"Moody's" means Moody's Investor Services, Inc. and its successors;
"Motorcycle" means [*];
"Net Cash Payment" means, with respect to the Purchase the amount set forth in the Purchase Request as the "Net Cash Payment" and, in respect of each Increase, the amount set forth in the related Increase Request as the "Net Cash Payment";
"Net Receivables Pool Balance" means, at any time, the amount determined pursuant to the calculation in Schedule "H";
"Net Spread" means, in respect of a Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is the excess of (x) all Finance Charge and Floorplan Fee Collections received and applied during such Collection Period (including recoveries and Collections received in respect of Defaulted Receivables) over (y) the sum of, without duplication, (i) the Carry Costs for such Collection Period, (ii) the aggregate amount of Receivables that became Defaulted Receivables during such Collection Period, and (iii) the aggregate amount of non-cash adjustments that reduced the Principal Balance of any Pool Receivable during such Collection Period (but excluding any Receivable that was included in the calculation of Net Spread pursuant to clause (ii) above in any previous Collection Period); and the denominator of which is the average Pool Balance during such Collection Period;
"New Car" means a "new motor vehicle" within the meaning of Regulation 333/08 under the Motor Vehicle Dealer Act, 2002 (Ontario);
"Normal Concentration Percentage" for any Obligor (other than Obligors subject to Special Concentration Percentages) means at any time, [*];
"Notes" means the short-term debt obligations issued by the Trust in connection with the transactions contemplated hereby;
"Notional Servicer Fee" means, for any Collection Period, an amount equal to [*] times the average aggregate net book value of all Pool Receivables outstanding during such Collection Period;
"Obligor" means any Person who is obligated to make payment on a Receivable including any co-signer or guarantor;
"Operation of Law Claim" means any mechanic's lien, supplier's lien, materialman's lien, landlord's lien or similar lien arising and having priority governed by operation of law but not including any Security Interest arising pursuant to a written security agreement and which can only be perfected pursuant to the provisions of a PPSA;

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"Paydown Date" means any day prior to the occurrence of a Trigger Date on which:

(a)	the Servicer has failed to deliver a Servicer Report or a Portfolio Certificate in accordance with the terms hereof;

(b)	any of the statements contained in Section 3.2(b) are not satisfied and have not been waived by the Trust; or

(c)	the Trust's Share is greater than 100%;
"Payment Rate" means the ratio (expressed as a percentage and rounded upward to the nearest 1/100th of 1%) computed as of the last day of each Collection Period by dividing [*];
"Person" means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization, association, board or body established by statute, government (or any agency or political subdivision thereof) or other entity;
"Pool Assets" means each Pool Receivable and the Related Security with respect thereto;
"Pool Balance" means, on a particular date, the aggregate Principal Balance of the Receivables Pool on that date;
"Pool Receivable" means any Receivable forming part of the Receivables Pool;
"Portfolio Certificate" means a certificate substantially in the form of Schedule "D" thereto;
"PPSA" means the Personal Property Security Act (Ontario) and the comparable legislation of any other province or territory of Canada;
"Prime Rate" means, at any time and from time to time, the fluctuating annual interest rate most recently established by Bank of Montreal which it refers to as its "prime rate";
"Principal Balance" means, with respect to any Receivable, the then unpaid principal amount of all advances or loans made to the related Obligor pursuant to the related Contract by the Seller, to the extent that [*];
"Program Fee Side Letter" means the letter agreement between the Seller and the Securitization Agent dated June 16, 2015 as the same may be amended, varied or replaced from time to time;
"Program Limit" means $125 million or such greater amount as the Seller and the Trust may agree upon in writing;
"PST" means amounts payable under a statute of any province or territory in Canada imposing a single stage retail sales tax;
"Purchase" means the purchase of the Trust's Co-Ownership Interest effected pursuant to Section 2.2(a);

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"Purchase Price" means the sum of the Cash Payments and the Deferred Purchase Price;
"Purchase Request" means the written request sent to the Trust by the Seller pursuant to Section 2.1 in form annexed hereto as Schedule "A";
"Quebec Assignment" means the form of assignment attached hereto as Schedule "G";
"Receivable" means any right to payment from an Obligor arising under a Contract, whether such indebtedness or other obligations constitute accounts, chattel paper, instruments or general intangibles, arising from the providing of financing and other services by the Seller to (i) new, used and wholesale automobile, light truck or other Specialty Vehicle dealers or (ii) wholesale auctions under an Auction Credit, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;
"Receivables Pool" means all present Receivables (other than Excluded Receivables) and all future Receivables (other than Excluded Receivables) and all Related Security with respect to such Receivables; provided that the Receivables Pool shall not include any such interests (other than proceeds of such interests) created after the Final Termination Date;
"Records" means all contracts, books, records, microfiche and other documents and information (including computer programmes, tapes, diskettes, data processing software and related property and rights) maintained by or on behalf of the Seller evidencing or otherwise relating to any Pool Receivables, including the Contracts related thereto, or relating to any of the related Financed Vehicles, Obligors, Related Security, Collections or the Deposit Accounts and shall include all such records, information and material maintained or required to be maintained by the Servicer in respect thereof but excluding for greater certainty the financial statements of the Seller and its Affiliates;
"Recreational Vehicle" means [*];
"Register" has the meaning ascribed thereto in Section 10.14;
"Related Security" means, with respect to any Receivable:

(a)	the Related Vehicle and Proceeds Security;

(b)
all of the Seller's interest in all warranties, indemnities, service obligations and other contract rights issued or granted by, or otherwise existing under applicable law against, the Obligor or the manufacturer in respect of the related Financed Vehicle;

(c)
all guarantees and Security Interests (other than the Related Vehicle and Proceeds Security) from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable, or otherwise, together with all financing statements or other instruments describing any collateral securing such Receivable, and including all Security Interests (other than the Related Vehicle and Proceeds Security) granted by any Person (whether or not the primary Obligor on such Receivable) under or in connection therewith and purporting to secure payment of such Receivable;

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(d)	all Records relating to such Receivable, including all original Contracts;

(e)	all service contracts and other contracts and agreements relating to such Receivable; and

(f)	all proceeds of or relating to any of the foregoing, including proceeds of or relating to the Receivable;
"Related Vehicle and Proceeds Security" means with respect to any Receivable, the Seller's Security Interest in the related Financed Vehicle, and all proceeds thereof including proceeds of Insurance Policies;
"Related Vehicle Security" means with respect to any Receivable, the Seller's Security Interest in the related Financed Vehicle excluding all proceeds thereof but including proceeds of Insurance Policies;
"Remittance Date" means Tuesday of each week or, if Tuesday is not a Business Day, the next Business Day; provided that, after the Termination Date, the Trust may designate additional Business Days as Remittance Dates in its discretion;
"Rental Receivable" means a Receivable which satisfies all the requirements of the definition of Eligible Receivable except [*], provided [*], (ii) such Receivable must have a current maturity of [*], (iii) the terms of the related Contract as they apply to such Receivable require [*], (iv) the Obligor thereof must be otherwise current on its obligations under the related Contract, (v) if applicable, [*]. For purposes of the Net Receivables Pool Balance calculation, the value of Receivables that are Rental Receivables is limited to the product of (i) the aggregate Principal Balances of all Eligible Receivables that are Rental Receivables and (ii) the Applicable Rental Receivables Advance Rate;
"Replacement Servicer" means, at any time following a Servicer Transfer, the Person whom the Trust designates from time to time by written notice given to the Seller in accordance with Section 5.13 as the Replacement Servicer;
"Replacement Servicer Fee" means, in respect of any Collection Period, if the Backup Servicer is the Replacement Servicer, the amount referred to in the Backup Servicing Agreement or Backup Servicing Fee Letter, and if a Person other than the Seller, an Affiliate of the Seller or the Backup Servicer is the Replacement Servicer, the actual fee payable to such Person, calculated and payable monthly based on the aggregate net book value of all Pool Receivables outstanding as at each Settlement Date;
"Reporting Date" means, in respect of a Collection Period, the 15th day of the following calendar month or, if such day is not a Business Day, the next following Business Day;
"Salvage Vehicle" means any vehicles [*]; provided that such vehicle [*]. For purposes of the Net Receivables Pool Balance calculation, the value of Receivables that are originated for the purpose of financing Salvage Vehicles is limited to [*];

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"Securitization Agent" means BMONB, in its capacity as securitization agent of the Trust;
"Security Interest" means a lien, security interest, hypothec, title retention agreement, pledge, assignment (whether or not by way of security), charge, encumbrance, mortgage, right of set-off, lease or other right or claim of any Person;
"Seller's Retained Interest" has the meaning ascribed thereto in Section 2.3;
"Seller's Share" means 100% minus the Trust's Share;
"Servicer" means the Person designated as the Servicer for the time being pursuant to Sections 5.1 and 5.13 which shall be the Seller initially and, after a Servicer Transfer, means any Replacement Servicer (including, for greater certainty, the Backup Servicer to the extent it is the Replacement Servicer);
"Servicer Report" means a report substantially in the form of Schedule "C";
"Servicer Termination Event" has the meaning ascribed thereto in Section 5.11;
"Servicer Transfer" has the meaning ascribed thereto in Section 5.12;
"Settlement Date" means, in respect of a Collection Period, the last day of the Collection Period;
"Special Concentration Percentage" means, as a percentage of the aggregate Eligible Receivables at such time, without duplication:

(i)	[*];

(ii)	[*];

(iii)	[*];

(iv)	[*];

(v)	[*];

(vi)	[*];

(vii)	[*];

(viii)	[*];

(ix)	[*];

(x)	[*];

(xi)	[*];

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"Special Obligors" means any Obligors, together with their Affiliates, identified as a "Special Obligor" on the most recent Servicer Report by the Servicer;
"Specialty Vehicles" means [*];
"Specified Ineligible Receivable" means any Pool Receivable that the Servicer has identified as a "Specified Ineligible Receivable" pursuant to Section 2.16;
"Standard & Poor's" means Standard & Poor's Rating Service, a division of The McGraw Hill Companies Inc., and its successors;
"Standby Fee" has the meaning ascribed thereto in the Program Fee Side Letter;
"Static Rental Receivables Pool Net Loss Rate" means, with respect to each [*] rolling vintage of Rental Receivables ([*]), a fraction (expressed as a percentage) the numerator of which is [*];
"Tangible Net Worth" means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such Person's intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights, service marks and brand names and capitalized software;
"Tax" means any withholding, stamp, general corporation, property, capital, large corporations, excise, GST, PST, sales or other tax or any fee, levy, assessment or other governmental charge, including any related penalties or interest (excluding any tax imposed upon the Trust with respect to its income);
"Tax Credit" has the meaning ascribed thereto in Section 9.5;
"Termination Date" means the earlier of:

(a)	the Trigger Date;

(b)	June 29, 2018, which date may be extended by notice from the Trust to the Seller upon agreement to such extension by the Seller and the Trust; and

(c)	the date the Seller designates as the Termination Date upon 30 days' notice to the Trust;
"Tractor" means [*];
"Tranche Amount" means, on any date, the principal amount of Notes outstanding on such date;
"Tranche Period" means the period beginning on a Remittance Date and ending on the day immediately prior to the next occurring Remittance Date; provided that the first Tranche Period shall be the period beginning on the date of the Purchase and ending on the day immediately prior to the first Remittance Date;

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"Tranche Rate" means (a) at any time prior to the occurrence of a Trigger Event, [*], and (b) at any time on or after the occurrence of a Trigger Event, [*];
"Transition Expenses" means all reasonable costs and expenses (including reasonable legal fees) incurred by the Backup Servicer in connection with transferring servicing obligations under this Agreement, which shall not exceed the cap established in the Backup Servicing Agreement or the Backup Servicing Fee Letter;
"Trigger Date" means the day that, in accordance with Section 6.2, is declared as, or automatically becomes, the Trigger Date;
"Trigger Event" has the meaning ascribed thereto in Section 6.1;
"Trust Notice Event" means, following the occurrence of a KAR Financial Covenant Event, the Trust has provided the Seller with written notice of the Trust's declaration of a KAR Financial Covenant Termination Event;
"Trust's Co-Ownership Interest" has the meaning ascribed thereto in Section 2.3;
"Trust's Share" means on any Business Day before the Termination Date, the percentage computed as:

I + DP + LR
NRPB

where:

I	=
the Investment at the time of computation, reduced by the aggregate amount deposited in the Collection Account on (i) with respect to any Servicer Report, the last Business Day of the immediately prior Collection Period, or (ii) with respect to any Portfolio Certificate, the last Business Day of the prior calendar week, provided that in the case of each of (i) and (ii) above, an equal amount is wired to the Trust on the immediately following Remittance Date to pay down the Investment,

DP	=	the aggregate unfulfilled purchase amounts of the Trust at such time,
LR	=	the Loss Reserve at the time of computation,
NRPB	=	the Net Receivables Pool Balance at the time of computation,

and, on any Business Day on or after the Termination Date, the Trust's Share calculated as of the last Business Day prior to the Termination Date; and

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"USA PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

1.2	Headings
The division of this Agreement into Articles, Sections, Schedules and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section, Schedule or other portion hereof and include the recitals and any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to particular Articles, Sections and Schedules are to the particular Articles, Sections and Schedules of this Agreement.

1.3	Number, Gender, Etc.
Words importing the singular number shall include the plural and vice versa; words importing gender shall include all genders. Any use of the term "including" in this Agreement shall be read as, and shall mean, "including, without limitation".

1.4	Non-Business Days
Whenever any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Business Day, unless otherwise specifically provided for herein, such payment shall be made or such action shall be taken on the next succeeding Business Day.

1.5	Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereto hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

1.6	References to Statutes
All references herein to any statute or any provision thereof shall, unless otherwise specified herein, mean such statute or provision as the same may be amended, re-enacted or replaced from time to time.

1.7	Severability
In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

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1.8	Currency
All amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

1.9	Schedules
The following Schedules annexed hereto are incorporated herein by reference and are deemed to be part hereof:

Schedule "A"	-	Form of Purchase Request
Schedule "B"	-	Location of Records
Schedule "C"	-	Form of Servicer Report
Schedule "D"	-	Form of Portfolio Certificate
Schedule "E"	-	Deposit Accounts
Schedule "F"	-	Form of Increase Request
Schedule "G"	-	Form of Quebec Assignment
Schedule "H"	-	Net Receivables Pool Balance Calculation
ARTICLE 2
PURCHASES AND INCREASES

2.1	Purchase Request and Increase

(a)
At any time on or after February 8, 2010 and on or prior to February 15, 2010, the Seller may, by delivery of an appropriately completed Purchase Request to the Trust, request the Trust to purchase an undivided co-ownership interest in the Receivables Pool from the Seller. The Purchase Request shall specify (i) the amount of the Cash Payments to be paid to the Seller (which shall not be less than $30,000,000 and shall be an integral multiple of $100,000) and the Net Cash Payment to be paid to the Seller, and (ii) the date of such Purchase.

(b)
From time to time after the Purchase hereunder up to the Termination Date, the Seller may, by delivery of an appropriately completed Increase Request delivered to the Trust at least one Business Day prior to the date of the proposed Increase, request the Trust to increase the Investment and the amount of its undivided co-ownership interest in the Receivables Pool. The Increase Request shall specify, (i) the amount of the Cash Payment (which shall not be less than $500,000 and shall be an integral multiple of $100,000) and the Net Cash Payment to be paid to the Seller, (ii) the date

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of such Increase (which shall be a Remittance Date), and (iii) the account number of the Seller into which the Net Cash Payment should be deposited.

(c)
Notwithstanding the foregoing, the Trust may, in its sole discretion by written notice to the Seller and the Servicer by 5:00 p.m. on the date of receipt of an Increase Request, elect to fund any requested Increase no later than the [*] day following the Seller's delivery of an Increase Request (the "Deferred Increase Date"), rather than on the requested Increase date. In the event that the Trust so elects to defer funding an Increase, subject to the adjustment of the Investment for certain purposes as described in Section 2.1(d), the Trust shall be obligated to fund such Increase no later than such Deferred Increase Date so long as all applicable conditions precedent to such Increase pursuant to Section 3.2 were satisfied on the related requested Increase date (regardless of whether such conditions precedent to funding are not satisfied thereafter or on the Deferred Increase Date). The Trust may (in its sole discretion) fund such Increase on any Business Day prior to such Deferred Increase Date. Subject to any adjustment of the Cash Payment payable as described in Section 2.1(d), the Seller shall be obligated to accept the proceeds of any such Increase on the date funded by the Trust.

(d)
Future Increase Requests and reports shall be calculated on a pro forma basis including any unfulfilled Increases in the calculation of the Investment (e.g., the calculation of the Trust's Share shall include such unfulfilled Increases). For the avoidance of doubt, any payments required by clause (c) of the definition of Paydown Date shall be satisfied first by reducing the current balance of any unfulfilled Increases to zero before allocating the Trust's Share of Collections to the Trust. In addition, no unfulfilled Increase shall accrue Funding Discount or be included in the calculation of fees hereunder until funded.

2.2	Purchase and Sale

(a)
If the conditions precedent in Section 3.1 (in the case of the Purchase hereunder) and Section 3.2 are satisfied or have not been satisfied but have been waived by the Trust, on the date specified in the Purchase Request, the Seller shall sell, assign and transfer to the Trust, and the Trust shall purchase, an undivided co-ownership interest in the Receivables Pool, having the terms and attributes and conferring upon the Trust the entitlements and property rights set out in Section 2.3, for the Purchase Price applicable to the Purchase, and the Trust shall deposit the applicable Cash Deposit Amount into the Cash Reserve Account and pay to the Seller the Net Cash Payment in respect thereof on the date of such Purchase. Upon the making of such payment and deposit, all of the Seller's right, title and interest in and to an undivided co-ownership interest in the Receivables Pool shall be sold, assigned and transferred to the Trust on a fully serviced basis without recourse (except as provided by this Agreement), without the need of any formality or other instrument of assignment.

(b)	If the conditions precedent in Section 3.2 are satisfied or have not been satisfied but have been waived by the Trust, on the date specified in an Increase Request, the

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Seller shall sell, assign and transfer to the Trust, and the Trust shall purchase, an additional undivided co-ownership interest in the Receivables Pool, having the terms and attributes and conferring upon the Trust the entitlements and property rights set out in Section 2.3, for the additional Purchase Price applicable to the Increase, and the Trust shall deposit the applicable Cash Deposit Amount into the Cash Reserve Account and pay to the Seller the Net Cash Payment in respect thereof on the date of such Increase and thereafter the Investment shall be increased by the amount of the Cash Payment and the Trust's Share shall be calculated based on such increased Investment. Upon the making of such payment and deposit pursuant to the Increase Request, an additional interest in the Receivables Pool shall be sold, assigned and transferred to the Trust on a fully serviced basis without recourse (except as provided by this Agreement), without the need of any formality or other instrument of assignment, such that the Trust's Share shall be calculated based on such increased Investment.

(c)
In addition to Sections 2.2(a) and 2.2(b), but subject to the last sentence of this Section 2.2(c), the Seller shall, on the date hereof, execute and deliver to the Trust the Quebec Assignment. For greater certainty, to the extent there is any conflict or inconsistency between this Agreement and the Quebec Assignment, the Quebec Assignment shall govern.

2.3	Ownership Interests
The undivided co-ownership interests in the Receivables Pool to be conveyed to and owned by the Trust pursuant to the terms hereof shall constitute and comprise property interests in the Receivables Pool that shall entitle the Trust to receive amounts from the Trust's Share of Collections from Receivables and other amounts constituting the Receivables Pool in the amounts, at the times and on the terms and conditions herein provided. Such undivided co-ownership interest is not intended and shall not be construed as merely a contractual or personal right against the Seller but rather as an interest in rem. The undivided co-ownership interest in the Receivables Pool acquired by the Trust by way of the Purchase and any Increases in accordance with Section 2.1 are collectively referred to herein as the "Trust's Co- Ownership Interest." The undivided ownership interest in the Receivables Pool not constituting the Trust's Co-Ownership Interest shall be retained by the Seller and shall constitute and comprise property interests in the Receivables Pool that shall entitle the Seller to receive amounts from the Seller's Share of Collections from Receivables and other amounts constituting the Receivables Pool in the amounts, at the times and on the terms and conditions herein provided. Such undivided ownership interest in the Receivables Pool not constituting the Trust's Co-Ownership Interest is referred to herein as the "Seller's Retained Interest". The Seller and Trust shall hold the Seller's Retained Interest and Trust's Co-Ownership Interest, respectively, as tenants in common.

2.4	Transfer From Deposit Accounts to Collection Account
On each Business Day, all amounts on deposit in each Deposit Account shall be transferred by the Servicer from such Deposit Account to the Collection Account.

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2.5	Allocations of Seller's Share of Collections Before the Termination Date
The Seller hereby authorizes and directs the Servicer, on each Business Day which is prior to the occurrence of the Termination Date, to allocate from the Seller's Share of Collections for such day, the following amounts in the following order:

(a)
to the Replacement Servicer, an amount equal to the Seller's Share of the sum of any Replacement Servicer Fee and any Collection Costs, and any arrears thereof, and to the Backup Servicer, the Seller's Share of any Backup Servicing Fees and Transition Expenses, and any arrears thereof;

(b)	in respect of the Cash Reserve Account, the amount, if any, by which the balance on deposit in the Cash Reserve Account is less than the Cash Reserve Required Amount; and

(c)	to the Seller, any remaining balance on account of the Seller's Retained Interest.

2.6	Allocation of Trust's Share of Collections Before the Termination Date
The Trust hereby authorizes and directs the Servicer, on each Business Day which is prior to the occurrence of the Termination Date, to allocate from the Trust's Share of Collections for such day and from amounts available in the Cash Reserve Account pursuant to Section 2.14, the following amounts in the following order of priority:

(a)
to the Replacement Servicer, an amount equal to the Trust's Share of the sum of any Replacement Servicer Fee and any Collection Costs, and any arrears thereof, and to the Backup Servicer, the Trust's Share of the Backup Servicing Fees and Transition Expenses, and any arrears thereof;

(b)	to the Trust, an amount equal to the sum of the Funding Discount and the Standby Fees accrued through such day;

(c)
to the Trust, subject to Section 2.1(d), if such Business Day is a Paydown Date, an amount up to the amount of the Investment for application in reduction of the Investment; provided that if a Paydown Date has occurred pursuant to clause (c) of the definition of Paydown Date, the amount to be applied in reduction of the Investment shall only be the amount (subject to such amounts being in integral multiples of $100,000) necessary to cause the Trust's Share to be reduced to an amount equal to or less than 100%;

(d)	into the Cash Reserve Account, the amount, if any (after giving effect to Section 2.5(b)), by which the balance on deposit in the Cash Reserve Account is less than the Cash Reserve Required Amount;

(e)	to the Trust, if a voluntary paydown of the Investment is being made, for application in reduction of the Investment in accordance with Section 2.13;

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(f)	to the relevant Indemnified Party, an amount equal to the aggregate amounts owed to such Indemnified Party pursuant to Sections 9.1 or 9.4 that remain unpaid;

(g)	to the Trust, any other amounts owing to the Trust hereunder; and

(h)	to the Seller, any remaining balance as Deferred Purchase Price.

2.7	Payments from Collection Account
Amounts on deposit in the Collection Account deposited pursuant to Section 2.4 shall be paid out and applied by the Servicer as follows:

(a)
amounts allocated for the benefit of the Replacement Servicer and Backup Servicer pursuant to Sections 2.5(a) and 2.6(a) shall be paid to the Replacement Servicer and Backup Servicer, as applicable, when due and payable;

(b)	amounts allocated pursuant to Sections 2.5(b) and 2.6(d) shall be deposited to the Cash Reserve Account;

(c)	amounts allocated pursuant to (i) Section 2.6(b) shall be paid to the Trust on each Remittance Date and (ii) Section 2.6(g) shall be paid to the Trust on the second Remittance Date of each month;

(d)
amounts allocated pursuant to Sections 2.6(c) and 2.6(e) shall be paid to the Trust on each Remittance Date and the Investment shall be reduced by the amounts distributed and applied pursuant to such Sections;

(e)	amounts allocated for the benefit of an Indemnified Party pursuant to Section 2.6(f) shall be paid when due and payable to such Indemnified Party or as such Indemnified Party may otherwise direct; and

(f)
amounts allocated pursuant to Section 2.5(c) shall be paid to the Seller in respect of the Seller's Retained Interest on each Business Day and amounts allocated pursuant to Section 2.6(h) shall be paid to the Seller in respect of Deferred Purchase Price on each Business Day.

For greater certainty, priority shall be determined by the priority of allocations under Sections 2.5 and 2.6 and not by the order in which payments and deposits are referred to in this Section 2.7.

2.8	Allocation and Payment of Seller's Share of Collections After a Termination Date
The Seller hereby authorizes and directs the Servicer, on each Business Day on or after the occurrence of a Termination Date, to allocate from the Seller's Share of Collections for such day, the following amounts in the following order:

(a)	to the Replacement Servicer, an amount equal to the Seller's Share of the sum of any Replacement Servicer Fee and any Collection Costs, and any arrears thereof, and to

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the Backup Servicer, the Seller's Share of any Backup Servicing Fees and Transition Expenses, and any arrears thereof;

(b)	to the relevant Indemnified Party, an amount equal to the aggregate amounts owed to such Indemnified Party pursuant to Sections 9.1 or 9.4 that remain unpaid; and

(c)	to the Seller, the balance on account of the Seller's Retained Interest.

2.9	Allocation of Trust's Share of Collections After a Termination Date
The Trust hereby authorizes and directs the Servicer, on each Business Day which is on or after the Termination Date, to allocate from the Trust's Share of Collections for such day and amounts available in the Cash Reserve Account pursuant to Section 2.14, the following amounts in the following order of priority:

(a)
to the Replacement Servicer, an amount equal to the Trust's Share of the sum of any Replacement Servicer Fee and any Collection Costs, and any arrears thereof, and to the Backup Servicer, the Trust's Share of the Backup Servicing Fees and Transition Expenses, and any arrears thereof;

(b)	to the Trust, an amount equal to the Funding Discount accrued through such day;

(c)	to the Trust, an amount equal to the Investment;

(d)
to the extent the amounts payable under Section 2.8(b) have not been satisfied in full, to the relevant Indemnified Party, an amount equal to the aggregate amounts owed to such Indemnified Party pursuant to Sections 9.1 or 9.4 that remain unpaid;

(e)	to the Trust, any other amounts owing to the Trust hereunder; and

(f)	to the Seller, the balance, as Deferred Purchase Price.

2.10	Payments from Collection Account After a Termination Date
Amounts on deposit in the Collection Account deposited pursuant to Section 2.4 shall be paid out and applied by the Trust as follows:

(a)	amounts held on deposit for the benefit of the Replacement Servicer pursuant to Sections 2.8(a) and 2.9(a) shall be paid to the Replacement Servicer when due and payable;

(b)	amounts held on deposit for the benefit of the Backup Servicer pursuant to Sections 2.8(a) and 2.9(a) shall be paid to the Backup Servicer when due and payable;

(c)
amounts held on deposit for the benefit of an Indemnified Party pursuant to Sections 2.8(b) and 2.9(d) shall be paid to such Indemnified Party or as such Indemnified Party may otherwise direct, when due and payable;

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(d)	amounts allocated pursuant to Sections 2.9(b) and 2.9(e) shall be paid to the Trust on such dates as the Trust may determine;

(e)	amounts allocated pursuant to Section 2.9(c) shall be paid to the Trust on each Remittance Date and the Investment shall be reduced by such amounts distributed; and

(f)
amounts allocated pursuant to Section 2.8(c) shall be paid to the Seller in respect of the Seller's Retained Interest on each Business Day and amounts allocated pursuant to Section 2.9(f) shall be paid to the Seller on account of Deferred Purchase Price on each Business Day.

For greater certainty, priority shall be determined by the priority of allocations under Sections 2.8 and 2.9 and not by the order in which payments and deposits are referred to in this Section 2.10.

2.11	Purchases Limited by Program Limit
No Purchase or Increase may be made hereunder if, after giving effect thereto, the Investment would exceed the Program Limit.

2.12	Program Limit
The Seller may, upon at least 30 days written notice to the Trust, reduce in part the unused portion of the Program Limit; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof and shall be effective on a Remittance Date.

2.13	Voluntary Paydown of Investment
If at any time the Seller wishes to reduce the Investment, the Seller shall (i) provided the reduction can be fully paid on a Remittance Date, provide details thereof in a Servicer Report or Portfolio Certificate one day prior to such Remittance Date, or (ii) give the Trust, the Servicer and the Backup Servicer at least two Business Days' prior written notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence).
Following the delivery of such notice, on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall allocate all amounts available for allocation under Section 2.6(e) to the Trust until the aggregate amount allocated shall equal the desired amount of reduction, provided that,

(a)
unless otherwise agreed by the Trust, the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $1,000,000, and the Investment after giving effect to such reduction shall be not less than $30 million, and

(b)
the Seller shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Collection Period.

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2.14	Cash Reserve Account
To the extent that on any Business Day before the Termination Date the Trust's Share of Collections is less than the sum of the amounts referred to in Sections 2.6(a) through 2.6(c), the Trust shall apply, by deposit to the Collection Account, any amounts on deposit in the Cash Reserve Account to make the allocations specified in Sections 2.6(a) through 2.6(c) on such Business Day. On each Remittance Date prior to the Termination Date, any Cash Reserve Excess Amount shall, if requested by the Seller, be paid to the Seller on account of Deferred Purchase Price. On the Termination Date, the balance of the Cash Reserve Account shall be deposited to the Collection Account and applied under Section 2.9.

2.15	Calculations
In making all allocation and payments of Collections and amounts on deposit in the Cash Reserve Account hereunder, the Servicer shall use the information contained in the most recently delivered Servicer Report or Portfolio Certificate, as applicable, including any Servicer Report or Portfolio Certificate delivered on the day of such allocation or payment.

2.16	Specified Ineligible Receivables
At any time prior to a Receivable first being referenced in a Servicer Report or a Portfolio Certificate as an Eligible Receivable, the Servicer (so long as the Seller is the Servicer) may designate such Receivable as a "Specified Ineligible Receivable" (which designation may take the form of a specification that a certain class or category of Receivables to be created after such designation will be treated as "Specified Ineligible Receivables"). In addition, the Servicer (so long as the Seller is the Servicer) may, on behalf of the Seller, (i) designate an existing Receivable as a "Specified Ineligible Receivable" or (ii) designate an existing Specified Ineligible Receivable as a Receivable (i.e., no longer a "Specified Ineligible Receivable"), in each of cases (i) and (ii) with the prior written consent of the Trust. For the avoidance of doubt, any Receivable which was treated as an Eligible Receivable hereunder at any time may not be treated as a "Specified Ineligible Receivable" without the prior written consent of the Trust. The Servicer (so long as the Seller is the Servicer) shall identify the aggregate Principal Balance of all such "Specified Ineligible Receivables" on each Servicer Report. To the extent the Servicer has from time to time identified a Receivable as a "Specified Ineligible Receivable" in accordance with this Section, for so long as such Receivable is a Specified Ineligible Receivable, such Receivable (i) shall not be included as an Eligible Receivable by the Seller or the Servicer hereunder, (ii) shall not be included in any calculations of the Delinquency Ratio or the Default Ratio or other Receivables Pool information (other than a statement of the aggregate Principal Balance of such Specified Ineligible Receivables) hereunder and (iii) shall not be considered a Receivable for purposes of Section 6.1.

2.17	Collection Account
Subject to this Section 2.17, the Servicer shall be entitled to access the Collection Account and the Collections deposited therein, and may withdraw funds deposited to the Collection Account and payable to the Seller pursuant to Sections 2.7(f) and 2.10(f) prior to the relevant Remittance Date. Notwithstanding anything else contained in this Agreement, the Trust may notify the Servicer that

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it no longer wishes the Servicer to have the access rights described in this Section 2.17 and/or to be authorized to allocate and pay the amounts referred to in Sections 2.5, 2.6, 2.7, 2.8, 2.9 and 2.10. Upon receipt of such notice, the Servicer will have no further access or other rights with respect to the Collection Account and the Trust, or its nominees, will assume the duties of the Servicer under the aforementioned Sections 2.5 through 2.10.
ARTICLE 3
CONDITIONS PRECEDENT

3.1	Conditions Precedent for the Initial Purchase
Prior to the Purchase occurring hereunder, the following shall have occurred, or the Seller shall have delivered to the Trust the following, as the case may be, in each case in form and substance satisfactory to the Trust, acting reasonably:

(a)	a certificate of an officer of the Seller attaching copies of its constating documents;

(b)	a certificate of status for the Seller in the Province of Ontario and a certificate of compliance for the Performance Guarantor in the State of Delaware;

(c)
resolutions of the board of directors of the Seller approving and authorizing the execution, delivery and performance of this Agreement and the other documents to be delivered by the Seller hereunder, and the Purchase and any Increase hereunder up to the Program Limit, certified by a senior officer of the Seller to be in full force and effect as of the Initial Closing Date;

(d)
incumbency certificates of the officers of the Seller executing this Agreement and the other documents to be delivered by the Seller hereunder showing their names, offices and specimen signatures on which certificates the Trust shall be entitled to conclusively rely until such time as the Trust receives from the Seller a replacement certificate meeting the requirements of this Section 3.1(d);

(e)
a copy of the Credit and Collection Policies and sample copies of each of the forms of Contract and other documents used or acquired by the Seller in each of the provinces of Canada with respect to Financed Vehicles and the Related Security, including credit application forms;

(f)
reports showing the results of the searches conducted in the Provinces of Ontario and Quebec against the Seller and its predecessors on the Business Day immediately preceding the Initial Closing Date to determine the existence of any Security Interests in the Pool Assets;

(g)
copies of verification statements, officially stamped or marked to indicate that copies of such documents have been filed with the appropriate Governmental Authorities in the Provinces of Ontario and Quebec or, if officially stamped copies are not available prior to the Initial Closing Date, photocopies of documents accepted for

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filing or registration, of all financing statements or other similar statements or other registrations, if any, filed in such province or provinces with respect to the Purchase to ensure recognition as against third parties of the interests of the Trust in the Pool Assets; in each case showing the Seller's address as 1717 Burton Road, Vars, Ontario, K0A 3H0;

(h)
evidence that such Persons as the Trust may have designated who have registered financing statements or similar instruments against the Seller shall have entered into such agreements or acknowledgements or amended their registrations, filings or recordings so as to negate any Security Interest or other interest in the Pool Assets capable of encumbering or defeating the interests of the Trust therein;

(i)	executed copies of this Agreement, the Program Fee Side Letter, the Quebec Assignment and the other agreements and instruments called for hereunder;

(j)
an opinion of counsel to the Seller (including certain matters under Quebec Law) dated as of the Initial Closing Date, which opinions may rely on an officer's certificate of the Seller as to certain factual matters;

(k)	an opinion of counsel to the Performance Guarantor dated as of the Initial Closing Date;

(l)
Blocked Account Agreements with respect to the Deposit Accounts executed by the banks or other financial institutions at which each of the Deposit Accounts are located shall have been be executed and delivered to the Trust in form satisfactory to the Trust; and

(m)	such other documentation as may be required by the Trust or its counsel, Bennett Jones LLP or the Seller or its counsel, Osler Hoskin & Harcourt LLP, acting reasonably.

3.2	Conditions Precedent in Favour of the Trust for Purchase/All Increases
Prior to the Purchase and all Increases hereunder, the following shall have occurred, or the Seller shall have delivered to the Trust the following, as the case may be, in each case in form and substance satisfactory to the Trust, acting reasonably:

(a)	the Trust shall have received the Purchase Request or Increase Request duly executed by the Seller;

(b)
immediately prior to, at the time of and after giving effect to the Purchase or Increase, the following statements will be true, and the Seller, by accepting any payment pursuant to Section 2.2 in respect of the Purchase or any Increase, will be deemed to have certified that:

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(i)	the representations and warranties of the Seller contained in Section 4.1 are correct on and as of the date of purchase as though made on and as of such date; and

(ii)
no event has occurred and is continuing, or would result from the effecting of such Purchase or Increase, that constitutes a Trigger Event or would constitute a Trigger Event by further requirement that notice be given or time elapse or both; and

(c)
all other documents, instruments, opinions and agreements required by the terms hereof to be delivered to the Trust shall have been so delivered and shall be satisfactory in form and substance to the Trust, acting reasonably, and the Trust shall have received such other approvals, opinions or documents as it may reasonably request.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1	General Representations and Warranties of the Seller
The Seller represents and warrants to the Trust (in its capacity as Seller and as Servicer), and acknowledges that the Trust is relying upon such representations and warranties in consummating the transactions contemplated hereby that as of the Closing Date and as of the date of each Increase:

(a)
the Seller is a corporation duly incorporated and existing under its jurisdiction of incorporation, the Seller is not a "non-resident" of Canada for the purposes of the Income Tax Act (Canada) and the Seller is duly qualified, licensed or registered in each of the provinces of Canada to carry on its present business and operations, except where the failure to be so qualified, licensed or registered could not reasonably be expected to have a Material Adverse Effect;

(b)
the execution, delivery and performance by the Seller of this Agreement and all other instruments, agreements and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within the Seller's powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Seller's constating documents or by-laws, (ii) any resolution of its board of directors (or any committee thereof) or shareholders or (iii) any law or any contractual restriction binding on or affecting the Seller (including pursuant to any indentures, loan or credit agreements, leases, mortgages or security agreements), the contravention of which could reasonably be expected to have a Material Adverse Effect, and do not result in or require the creation of any Security Interest (other than any Security Interest created pursuant to this Agreement and the Related Security, the Blocked Account Claims, or Security Interests permitted by this Agreement), upon or with respect to any of its properties, and the consummation of the transactions

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contemplated hereby does not require approval of shareholders or approval or consent of any Person under any contract to which the Seller is a party;

(c)
no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other instrument, agreement or document to be delivered hereunder or thereunder except (i) those that have already been given, filed or obtained, as the case may be, and (ii) financing statements filed in favour of the Trust;

(d)
this Agreement and the other instruments, agreements and documents executed in connection herewith constitute legal, valid and binding obligations of the Seller enforceable against it in accordance with their terms, subject to (a) applicable bankruptcy, reorganization, winding-up, insolvency, moratorium and other laws of general application limiting the enforcement of creditors' rights; (b) the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction; and (c) general principles of equity;

(e)
all filings, recordings, registrations or other actions required under this Agreement have been made or taken in Ontario (the parties acknowledge that in Quebec such filings, recordings, registrations or other actions shall be taken immediately following closing), in order to validate, preserve, perfect or protect the interests (including the co-ownership interest) of the Trust in, and the rights of the Trust to collect, any and all of the Pool Assets, including the right to enforce the Related Security;

(f)
as of the date hereof, the chief executive office of the Seller is located in Ontario and the books, Records and documents related to the Receivables in which the Seller has an interest and other printed information (excluding policies or certificates of insurance) evidencing or relating to the Pool Assets, the Obligors and the related Financed Vehicles are located at the offices shown in Schedule "B";

(g)
the Records contain all information reasonably necessary for the enforcement and Collection by the Trust of the Pool Assets, including the name, address and phone number of each Obligor, the Principal Balance and any accrued interest and fees on each Pool Receivable, the vehicle identification number of each related Financed Vehicle and the payment history of the Obligor with respect to each Pool Receivable, as such information may change from time to time;

(h)	each Servicer Report and Portfolio Certificate fully and accurately summarizes the information contained therein and reflects all of the Pool Receivables and the adjusted Principal Balances;

(i)	there is no order, judgment or decree of any court, arbitrator or similar tribunal or Governmental Authority purporting to enjoin or restrain, and there are no

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proceedings before any court, arbitrator or similar tribunal or Governmental Authority seeking to enjoin or restrain the Seller from effecting the Purchase or any Increase hereunder, or the Seller, its agents or the Trust from making any collection in respect thereof, which could reasonably be expected to have a Material Adverse Effect;

(j)
there are no actions, suits or proceedings in existence or, to the knowledge of the Seller, pending or threatened, against or affecting the Seller or its Affiliates, or the property of the Seller or of any such Affiliates, in any court, or before any arbitrator of any kind, or before or by any governmental body, which could reasonably be expected to have a Material Adverse Effect;

(k)	the transactions contemplated herein do not require compliance with the Bulk Sales Act (Ontario) or any similar legislation of any other jurisdiction;

(l)
all documents, computer files, microfiche or other records and materials containing information or disclosure relating to the Seller, the Backup Servicer, the Performance Guarantor, the Obligors, the Financed Vehicles and the Pool Assets made available to the Trust from time to time will be true and correct in all material respects;

(m)
the computer records of the Seller which contain particulars of the Pool Assets will contain notations, marks or other designations sufficient to identify that an interest in the Pool Assets has been sold by the Seller to the Trust hereunder;

(n)	the Records relating to the Pool Assets are current and reflect all material transactions between the Seller and the Obligors under such Pool Assets and any other Person in respect thereof;

(o)	each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation;

(p)
the Credit and Collection Policies in their current form do not contain any amendments or new policies or practices when compared to the historical policies and practices of the Servicer that would have adversely affected the historical collection results that have been furnished to the Trust;

(q)
since December 31, 2014, there has been no material adverse change in the business, operations, property or financial condition of the Seller or AFC, the ability of the Seller or AFC to perform its obligations under this Agreement or the other documents delivered or to be delivered by it hereunder or the collectability of the Pool Receivables, or which affects the legality, validity, or enforceability of this Agreement or the other documents delivered or to be delivered by it hereunder; and

(r)	the Seller is not: (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place

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of business in a country or territory named on such lists or which is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdictions designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

4.2	Survival
Subject to Section 10.13, the representations, warranties and covenants of the Seller (in its capacity as Servicer) contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

4.3	Representations and Warranties of the Trust
The Trust represents and warrants to the Seller, and acknowledges that the Seller is relying upon such representations and warranties in consummating the transactions contemplated hereby, that:

(a)	the Trust is validly existing under the laws of the Province of Ontario;

(b)
the execution, delivery and performance by it of this Agreement and the other documents to be delivered by it hereunder (i) are within its powers and (ii) do not contravene: (A) the documents pursuant to which it was established, (B) in any material respect, any law, rule or regulation applicable to it, (C) any material contractual restriction binding on or affecting it or its property, or (D) any material order, writ, judgement, award, injunction or decree binding on or affecting it or its property;

(c)
no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or any other document to be delivered by it hereunder other than those which have been obtained or completed;

(d)
this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms subject to (a) applicable bankruptcy, reorganization, winding-up, insolvency, moratorium and other laws of general application limiting the enforcement of creditors' rights; (b) the fact that the granting of equitable remedies such as specific performance and injunction is within the discretion of a court of competent jurisdiction; and (c) general principles of equity;

(e)	there is no pending or, to its knowledge, threatened, action or proceeding affecting it or any of its assets before any court, governmental agency or arbitrator which

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would, if determined adversely, have a material adverse effect on the Seller's rights or interests hereunder; and

(f)	it is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

4.4	Survival
Subject to Section 10.13, the representations and warranties of the Trust contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.
ARTICLE 5
ADMINISTRATION

5.1	Designation of the Servicer
The Trust hereby designates the Seller as the initial Servicer under this Agreement and by executing and delivering this Agreement, the Seller agrees to accept its designation as the Servicer until a Servicer Transfer, and hereby agrees to perform the duties and obligations of the Servicer pursuant to the terms hereof, at no cost to the Trust. Subject to the provisions of this Agreement, the Servicer shall administer, service and collect the Pool Assets as agent for the Trust until the Final Termination Date and the Trust shall not terminate the Seller as Servicer except in accordance with Section 5.12. The Servicer may, in accordance with the terms of the Credit and Collection Policies, subcontract with any Person for the administration and collection of the Pool Receivables; provided however, that the Servicer shall remain liable for the performance of the duties and obligations so subcontracted and all other duties and obligations of the Servicer pursuant to the terms hereof.

5.2	Standard of Care
The Servicer, as agent for the Trust (to the extent provided herein), shall perform its duties hereunder with reasonable care and diligence, using that degree of skill and attention that the Servicer exercises in managing, servicing, administering, collecting on and performing similar functions relating to comparable Receivables that it services for itself or other Persons.

5.3	Authorization of Servicer
Without limiting the generality of the authority granted by the designation of any Person as Servicer, and subject to the other provisions of this Agreement, the Servicer is hereby authorized and empowered by the Trust to take any and all reasonable steps in its name and on its behalf necessary or desirable, and not inconsistent with the sale, transfer and assignment of an undivided co-ownership interest in the Pool Assets to the Trust, except that the Servicer shall not be required to notify any Person of the Trust's interest therein until the occurrence of a Trigger Event (other than a Trigger Event pursuant to Section 6.1(ee)), in the reasonable determination of the Servicer, to collect all amounts due under any and all Pool Assets, including, to execute and deliver, on behalf of the Trust and its successors and assigns, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Pool Assets and, after delinquency of any Pool Receivable, and to the extent permitted under and in compliance with

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applicable law and regulations, to commence proceedings with respect to enforcing payment of such Pool Receivable and the Related Security, and adjusting, settling or compromising the account or payment thereof, to the same extent as the Seller could have done if it had continued to own the Pool Assets. The Trust shall furnish the Servicer with any powers of attorney and other documents that are within the ability of the Trust to furnish and which are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder as agent of the Trust.

5.4	Enforcement of Contracts
The Servicer is authorized to enforce and protect the Trust's rights and interests in, to and under the Pool Assets and the Trust's right to receive payment in respect thereof, and the Servicer may commence or defend proceedings in the name of the Trust (or any agent thereof, including the Servicer) for the purpose of enforcing or protecting any rights under any of the Pool Assets or against any Obligor personally. Unless the Trust shall have given its express prior written consent thereto, the Servicer shall not take any action that would make the Trust a party to any litigation. Notwithstanding the foregoing, the Servicer need not seek the Trust's consent to make the Trust a party to litigation incidental to the enforcement by the Servicer of any of the Pool Assets.

5.5	Assignment for Purpose of Enforcement
If the Servicer shall commence a legal proceeding to enforce any rights under any of the Pool Assets or against an Obligor personally in accordance with this Agreement, the Trust shall thereupon be deemed to have automatically assigned its interest in any affected Pool Asset to the Servicer as of the day prior to such commencement, solely for the purpose of and only to the extent necessarily incidental to the enforcement by the Servicer of such rights. The Servicer shall hold any such assigned interest in a Pool Asset in trust for the Trust and the same shall be deemed to have been automatically re-assigned to the Trust when the assignment to the Servicer ceases to be necessary for the enforcement by the Servicer of such rights. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a right under a Pool Asset on the grounds that it shall not be a real party in interest or a holder entitled to enforce rights in respect of the Pool Asset, the Trust shall, at the Servicer's expense and direction, take such steps as are necessary to enforce the Pool Asset.

5.6	Deposit of Collections
The Servicer shall deposit, or cause to be deposited, all Collections, to the Deposit Accounts as soon as reasonably possible and in any event, within one Business Day of receipt. All Collections deposited to the Deposit Accounts shall be held for the benefit of the Trust and the Seller, shall only be invested in Eligible Investments and shall be withdrawn from the Deposit Accounts only in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Servicer shall be entitled to reimburse itself out of Collections for any amounts paid by it to [*] pursuant to Section 8 of the Blocked Account Agreement in respect of chargebacks relating to cheques, drafts and other payment items dishonoured or otherwise returned for insufficient funds.

5.7	Description of Services

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The Servicer shall, unless the Trust directs otherwise, take or cause to be taken all such reasonable actions as may be necessary or advisable from time to time to administer and service each Pool Receivable and the Related Security and the related Collections in accordance with the provisions of the Credit and Collection Policies, this Agreement and applicable law. Without limiting the generality of the foregoing, the Servicer shall, in accordance with and subject to the Credit and Collection Policies, with respect to each Pool Receivable:

(a)
take or cause to be taken all such actions as may be necessary or desirable from time to time to collect the Pool Receivable in accordance with the terms and provisions of the applicable Contract and in accordance with the terms of this Agreement;

(b)	keep an individual record with respect to the Pool Receivable and post to it all payments received under or in respect of such Pool Receivable;

(c)	deposit all Collections in respect of the Pool Receivable to the Deposit Accounts as required by Section 5.6, regardless of any defence, set-off right or counterclaim;

(d)	give timely notice to the Obligor of the Pool Receivable of any payment or other default thereunder within the Servicer's knowledge;

(e)	record the Pool Receivable as being delinquent or defaulted in accordance with the Credit and Collection Policies;

(f)	investigate all delinquencies and defaults under the Pool Receivable;

(g)	respond to all reasonable enquiries of the Obligor of the Pool Receivable or other obligors under the Related Security;

(h)
take such steps as are reasonably necessary or appropriate to maintain the perfection and priority, as the case may be, of the Security Interests, if any, created pursuant to the Pool Receivable and the Related Security and, subject to Sections 5.7(m) and (n) to refrain from releasing or subordinating any such Security Interest in whole or in part except to the extent that the Servicer would have done so in a similar situation with respect to other Receivables administered by it on its own behalf;

(i)
make all payments to Governmental Authorities and others where a statutory lien or deemed trust having priority over the Trust's interest in any of the Pool Assets has arisen (provided that nothing herein shall preclude the Servicer from contesting any claim in the ordinary course of business and in good faith);

(j)
subject to Sections 5.3 and 5.4, determine the advisability of taking action and instituting and carrying out legal proceedings with respect to the Pool Receivable and the Related Security in case of default by the Obligor under such Pool Receivable and take such action and institute and carry out such legal proceedings determined by it to be advisable;

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(k)
maintain Records with respect to the Pool Receivable and the Related Security and, subject to Section 10.9, grant representatives of the Trust reasonable access to examine and make copies of such Records and a reasonable opportunity to discuss matters relating to the administration and servicing of the Pool Receivable and the Related Security with personnel of the Servicer involved in such administration and servicing during business hours, including the opportunity to see and review information systems and software in operation;

(l)
hold as trust property for and on behalf of the Trust and the Seller, free and clear, as against creditors of the Seller, of all Security Interests and rights of others other than Government and Employee Claims, Operation of Law Claims and those created pursuant to this Agreement, all Records with respect to the Pool Receivable at any one or more of the offices identified in Schedule "B" until the Final Termination Date;

(m)
execute and deliver all such assignments, releases and discharges of the Pool Receivable and the Related Security as are required by the terms thereof and upon receipt of all amounts due thereunder or as necessary to allow the Servicer to liquidate and sell a Financed Vehicle in accordance with the Credit and Collection Policies;

(n)
settle, compromise and otherwise deal with any claims under the Pool Receivable or the Related Security if necessary, advisable or otherwise permitted in accordance with the terms of the related Contract, this Agreement and the Credit and Collection Policies; and

(o)	maintain a complete list of Excluded Receivables and shall update such list on a timely basis for all changes thereto.

5.8	Affirmative Covenants of the Servicer
From the date hereof until the Final Termination Date, the Servicer covenants and agrees that it will, unless the Trust shall otherwise consent in writing:

(a)
comply in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, all Pool Assets and the performance of its obligations as Servicer, such compliance to include paying before the same become delinquent all Taxes and Security Interests imposed upon the Servicer or its property in accordance with its normal policies with respect thereto, except to the extent the same are contested in good faith and by appropriate proceedings or where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)
preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as an extra-provincial corporation or other out-of-jurisdiction corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises,

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privileges and qualifications could reasonably be expected to have a Material Adverse Effect;

(c)
hold as trust property for and on behalf of the Trust and the Seller, at any one or more of the offices designated under the heading "Location of Records" in Schedule "B" (provided that, as may be necessary, originals may be delivered to any law firm acting on behalf of the Servicer in connection with any claims or proceedings connected with a Pool Asset) with respect to each Pool Receivable, until the obligations in respect of such Pool Receivable have been satisfied, the following documents or instruments, which are hereby constructively delivered to the Trust:

(i)	the original Contracts applicable to the Pool Receivables;

(ii)
the original credit application, credit analysis and credit agency report (unless no such report could be obtained in respect of the Obligor) and "credit bureau score" and "custom score" records, if any, relating to the Obligor, all in accordance with the Credit and Collection Policies;

(iii)	all other documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the Related Security; and

(iv)	any and all other documents that the Servicer shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or any Financed Vehicles;

(d)
comply with the Credit and Collections Policies in regard to the Pool Assets and otherwise, as applicable, in performing its covenants hereunder, except to the extent that non-compliance therewith would not materially adversely affect the Trust's interest in any Pool Assets with respect thereto or the collectability or enforceability thereof, it being agreed for the purposes of this Agreement that the invalidity or loss of priority of any material Security Interest in any Financed Vehicle comprising part of the Related Security related to any Pool Receivable would materially adversely affect the Trust's interest therein;

(e)
at its own expense, employ and provide general administrative, supervisory and accounting staff and general overhead as may from time to time be reasonably required to carry out its obligations hereunder and cause its employees to perform their responsibilities in collecting and administering the Pool Assets in the same manner as if the Pool Assets were owned by the Seller, except (i) to the extent necessary or desirable to accommodate the exercise by the Trust of its rights under this Agreement, or (ii) as otherwise required hereby;

(f)
pay from its own funds all general administrative and out-of-pocket expenses and other costs incurred by it in carrying out its obligations hereunder and all fees and expenses of any administrator appointed or subcontractor retained by it;

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(g)
cause the computer records of the Seller which contain particulars of the Pool Assets to contain notations, marks or other designations sufficient to identify that an interest in the Pool Assets has been sold by the Seller to the Trust hereunder;

(h)
maintain and implement administrative and operating procedures (including an ability to recreate Records in the event of the destruction of the originals of such Records) to keep and maintain, and keep and maintain all Records and other information reasonably necessary or advisable to enable the Servicer to produce the information required to be produced by it pursuant hereto or reasonably necessary or advisable for the enforcement of all of the Pool Receivables and Related Security (including Records adequate to permit the daily identification of all Collections under and adjustments to each Pool Receivable);

(i)
at any time and from time to time during regular business hours, upon five Business Days' prior notice, subject to Section 10.9, (A) assemble such of the Records or copies thereof as may reasonably be requested by the Trust and make same available to the Trust at the principal place of business of the Servicer and, if the Records cannot be provided solely at such office, at such other offices of the Servicer or its Affiliates where Records are kept, and permit the Trust, its agents or representatives, to examine and make copies, as reasonably required, of such Records and (B) permit the Trust or its agents to visit the offices and properties of the Seller for the purpose of discussing matters relating to the Pool Assets and the Servicer's performance hereunder with any of the Servicer's officers or employees having knowledge of such matters, provided that the Trust shall act reasonably to minimize any disruption to the Servicer in connection therewith; provided that prior to the occurrence of a Cash Reserve Event or a Trigger Event, the Trust shall not be reimbursed for more than two such examinations in any year, if a Cash Reserve Event has occurred and is continuing, the Trust shall not be reimbursed for more than four such examinations in any year and, if a Trigger Event has occurred and is continuing, the Trust shall be reimbursed for all such examinations;

(j)
to the extent the Records consist in whole or in part of computer programs which are licensed by the Servicer, the Servicer will, forthwith upon the occurrence of the first Servicer Termination Event, use its best efforts to arrange for the licence or sublicence of such programs to the Trust for the limited purpose of permitting the Trust or any Replacement Servicer to administer and collect the Pool Assets and to enforce the rights acquired by the Trust in respect of the Related Security;

(k)
at its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other promises required to be observed by the Seller under the Contracts in connection with the Pool Assets;

(l)
permit the Trust at any reasonable time and from time to time to inspect the data processing systems used by the Servicer to service, administer and collect the Pool Receivables and the Related Security and, in the event that the Seller is not the Servicer, to permit the Servicer to use, through the Seller only (and not directly),

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any computer or computer related equipment, together with all necessary software, that had been used by the Seller to service, administer and collect the Pool Receivables and the Related Security immediately prior to the Seller ceasing to be the Servicer, provided that the Trust shall act reasonably to minimize any disruption to the Servicer in connection therewith;

(m)
give the Trust not less than 30 days' prior written notice of any change in the address of its chief place of business and chief executive office, and written notice promptly after any change in the address of an office listed under the heading "Location of Records" in Schedule "B", and each such notice shall be deemed to amend Schedule "B" accordingly;

(n)	provide to the Trust not less than 30 days' prior notice of any change in the name of the Servicer as stated in its constating documents;

(o)
co-operate with, and offer such assistance as may reasonably be requested by, the chartered accountants selected by the Trust to furnish reports in respect of the Trust, the Purchase, any Increases and the servicing of the Pool Assets under this Agreement;

(p)
upon request of the Trust and with the Servicer's written consent, such consent not to be unreasonably withheld, request the Servicer's auditors to assist the Trust's auditors to the extent and in such manner as is reasonably required for the Trust's auditors to report on the status of the Pool Assets under this Agreement;

(q)
make or cause to be made all filings, recordings, registrations and take all other actions in each jurisdiction necessary to validate, preserve, perfect or protect the co-ownership interests of the Trust in the Pool Assets including, the right to enforce the Related Security; and

(r)
following the occurrence and during the continuation of a Termination Event or a Cash Reserve Event, the Servicer shall provide to the Backup Servicer and the Trust (if requested) on a daily basis an electronic download with respect to the Pool Receivables in form and substance acceptable to the Backup Servicer (and which shall include, but not be limited to, all Records related to each Receivable required by the Backup Servicer to service and collect such Receivable) and a Portfolio Certificate (including information with respect to all Collections received and all Receivables acquired by the Seller). Following the occurrence and during the continuation of a Cash Reserve Event, the Trust shall have the right to require the Seller or the Servicer to, and upon such request the Seller or the Servicer, as applicable, shall, assemble copies of all of the Contracts and make the same available to the Backup Servicer or other third-party custodian specified by, and at a place selected by, the Trust within 30 days.

5.9	Reporting Requirements of the Servicer

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From the date hereof until the Final Termination Date, the Servicer covenants and agrees that it will, unless the Trust shall otherwise consent in writing, deliver to the Trust:

(a)
on each Reporting Date, a Servicer Report relating to the Pool Assets during the related Collection Period and relating to all transactions between the Seller in its capacity as Servicer and the Trust during such Collection Period, such report to be current as of the close of business of the Servicer on the related Settlement Date;

(b)	on the first Business Day of each week, a Portfolio Certificate relating to the Pool Assets as of the close of business of the Servicer on the last day of the prior week;

(c)	upon the Trust's reasonable request therefor, a listing by Obligor of all Pool Receivables and current aging report for all Delinquent Receivables;

(d)
forthwith after the occurrence of each Servicer Termination Event and each event or the existence of any fact which, with the giving of such notice or lapse of time or both, may constitute a Servicer Termination Event, a statement of a senior financial officer or accounting officer of the Servicer setting forth details as to such Servicer Termination Event or fact or event and the action which the Servicer has taken and is proposing to take with respect thereto; and

(e)
promptly, from time to time, such other documents, records, information or reports with respect to the Pool Assets or the conditions or operations, financial or otherwise, of the Servicer as the Trust may from time to time reasonably request.

5.10	Negative Covenants of the Servicer
From the date of this Agreement until the Final Termination Date, the Servicer covenants and agrees that it will not, unless the Trust shall otherwise consent in writing:

(a)
except as otherwise provided herein, whether by operation of law or otherwise, purport to sell, assign or otherwise dispose of, or create or suffer to exist any Security Interest upon or with respect to the Seller's or the Trust's interest in the Pool Assets if the effect of such Security Interest would be to cause the related Pool Receivable not to be an Eligible Receivable, or assign any right to receive payment under, or to enforce the Servicer's interest in, any of the Pool Assets, provided that the Servicer may enter into arrangements with collection agencies, private investigation firms and law firms to directly collect and hold payments of Receivables in trust for the benefit of the Trust and the Seller in accordance with the Credit and Collection Policies;

(b)
without the prior written consent of the Trust, make any change in the Credit and Collection Policies which could reasonably be expected to have a Material Adverse Effect, or make any change to its credit, collection and administration practices and procedures with respect to Pool Receivables or Receivables which are to become Pool Receivables, provided that prior written consent shall not be required for

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changes to standard operating procedures (excluding any changes to credit underwriting criteria), however, the Trust can prevent a change, or require that a change be reversed, by notifying the Servicer that the Trust reasonably believes such a change would have a material adverse impact on the Pool Receivables;

(c)
after the occurrence and during the continuance of a Trigger Event, extend the maturity or adjust the Principal Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive any term or condition of any related Contract in any material respect;

(d)
release any security, guarantee or insurance securing any indebtedness under any of the Pool Receivables, except to the extent that granting such release is in accordance with this Agreement, the Credit and Collection Policies and the Servicer's usual practices as an obligee or such security or insurance is replaced in a form acceptable to the Trust, acting reasonably;

(e)
take any action that adversely affects the perfection, validity or protection of the Trust's rights to collect amounts owing in respect of the Pool Receivables and the proceeds thereof, including the right to enforce the Related Security, except to the extent that the Servicer would have done so in a similar situation with respect to other similar receivables administered by it on its own behalf;

(f)
enter into any transaction of reorganization, amalgamation or arrangement, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety; except that the Servicer may enter into a transaction of reorganization, amalgamation, or arrangement, so long as (i) such transaction could not reasonably be expected to have a Material Adverse Effect, (ii) as a condition to the completion of such transaction, the continued or reorganized corporation shall have executed an agreement of assumption to perform every obligation of the Servicer hereunder and under the other agreements, instruments and documents executed and delivered by the Servicer hereunder or otherwise contemplated hereby, (iii) the Backup Servicer shall have provided its written consent and acknowledged its continuing obligations under the Backup Servicer Agreement in respect of the obligations of such continued or reorganized corporation, and (iv) the Performance Guarantor shall have provided its written consent and acknowledged its continuing obligations under this Agreement in respect of the obligations of such continued or reorganized corporation; or

(g)
resign as Servicer (provided, for greater certainty, that nothing herein contained shall limit the ability of the Trust to appoint a Replacement Servicer in accordance with the provisions of this Agreement).

5.11	Servicer Termination Events

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The occurrence or existence of one or more of the following events or facts which is continuing and has not been remedied by the Servicer or the Backup Servicer within the time period specified if any, with respect to such events or facts shall constitute a "Servicer Termination Event":

(a)	the Servicer fails to make any payment or deposit to be made by it hereunder and such failure continues for two Business Days after the occurrence of such failure;

(b)
any failure on the part of the Servicer to duly perform or observe any material term, condition, covenant or agreement of the Servicer set forth in this Agreement (other than Section 5.10(f)) or any document executed in connection herewith, other than such as are specifically referred to in paragraph (a) above, which failure continues unremedied for a period of 30 days after the date on which the Servicer receives written notice thereof from the Trust specifying the default or breach;

(c)
any representation or warranty made by the Servicer (or any of its officers) in or pursuant to this Agreement, the Purchase Request, any Increase Request, any Servicer Report, any Portfolio Certificate or any document executed in connection herewith or therewith proves to have been false or incorrect in any material respect when made and has not been cured within 30 days after written notice thereof has been received by the Servicer from the Trust;

(d)
the taking of possession by an encumbrancer (including a receiver, receiver manager or trustee) of any assets of the Servicer (other than solely to perfect a security interest therein), or the levying or enforcement or a distress or execution or any similar process against any part of the assets of the Servicer that remains unsatisfied for 30 days after the Servicer becoming aware thereof, which materially adversely affects the Servicer's ability to perform its obligations hereunder;

(e)
the issuance or levying of a writ of execution, attachment or similar process against all or a substantial portion of the property of the Servicer, the Backup Servicer or the Performance Guarantor, in connection with any judgment against the Servicer, the Backup Servicer or the Performance Guarantor in any amount that materially affects the property of the Servicer, the Backup Servicer or the Performance Guarantor if such writ of execution, attachment or similar process shall not have been stayed or dismissed after 45 days;

(f)	any failure on the part of the Servicer to duly perform or observe the terms of Section 5.10(f);

(g)
any of the Servicer, AFC or the Performance Guarantor shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceedings shall be instituted by or against the Servicer or the Performance Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency,

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reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, if such proceeding has been instituted against the Servicer or the Performance Guarantor, as the case may be, either such proceeding has not been stayed or dismissed within 45 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official) are granted, or the Servicer or the Performance Guarantor take any corporate action to authorize any of the actions described in this Section 5.11(g); and

(h)
the filing by the Servicer, AFC or the Performance Guarantor of a notice of intention to make a proposal under the Bankruptcy and Insolvency Act, the Companies' Creditors Arrangement Act or any other similar legislation in the applicable jurisdiction, to some or all of its creditors.

5.12	Effecting a Servicer Transfer
At any time after the occurrence of a Servicer Termination Event that has not been subsequently waived in writing by the Trust, the Trust may effect a termination of a Servicer's designation as Servicer hereunder (a "Servicer Transfer") by giving notice to the Servicer of its decision to terminate the Servicer's engagement as Servicer, which termination shall take effect at the time specified in such notice, or, failing the specification of any time, upon the appointment of a Replacement Servicer. Any waiver delivered by the Trust will only be effective with respect to the specific matters in respect of which it is given and shall not be applicable to any further event or occurrence. The Trust acknowledges that any written waiver it delivers will be irrevocable by the Trust.

5.13	Appointment of Replacement Servicer
At any time after the occurrence of a Servicer Termination Event, the Trust may by instrument in writing delivered to the Servicer designate and appoint as the Replacement Servicer any Person;

5.14	Additional Servicer Covenants Following a Servicer Transfer
From and after a Servicer Transfer until the Final Termination Date, the Servicer and the Seller covenant and agree that they shall, in addition to any other obligations, upon the request of the Trust:

(a)
instruct the Obligor of each Pool Receivable (and any other Persons, if applicable, in the case of the Related Security) to remit all payments due under the Pool Receivables and Related Security to the Replacement Servicer;

(b)	remit to the Replacement Servicer all payments, if any, received by the predecessor Servicer from Obligors and from other Persons, if applicable, under the Pool Assets;

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(c)
segregate all cash, cheques and other instruments constituting Collections in a manner acceptable to the Trust and, immediately upon receipt, deposit all such cash, cheques and instruments, duly endorsed or with duly executed instruments of transfer, to an account specified by the Replacement Servicer;

(d)
cause the computer records of the Seller which contain particulars of the Pool Assets to contain notations, marks or other designations sufficient to identify that an interest in the Pool Assets has been sold by the Seller to the Trust hereunder;

(e)
deliver copies or originals of all Records (including computer diskettes or tapes containing all information necessary or reasonably desirable to enable the Trust or its agent to collect the amounts owing under the Pool Receivables and the Related Security, together with a printed copy or microfiche of all such information) to the Trust or as it may direct in writing (or retain the same in segregated storage if so directed), and provide the Trust or its agent with all reasonable assistance necessary to decipher the information contained on the computer diskettes or tapes; and

(f)
perform any and all acts and execute and deliver any and all documents as may reasonably be requested by the Trust in order to effect the purposes of this Agreement or to enable the Replacement Servicer to collect and enforce the Pool Receivables and any Related Security and Collections related thereto.

5.15	Trust Rights Following a Servicer Transfer
Upon a Servicer Transfer, the Trust may, but is not required to, at any time (unless prior to such time the Seller shall have purchased from the Trust and satisfied all of its obligations with respect to such purchase, all of the Pool Receivables), directly or through the Replacement Servicer, without limitation:

(a)	perform the services, duties and functions of the Servicer specified in Article 5 of this Agreement with respect to the Pool Assets as the Trust reasonably deems fit;

(b)	notify any Obligor of the purchase by the Trust and the sale, transfer and assignment by the Seller of any Pool Assets under this Agreement;

(c)
contact any Obligor for any reasonable purpose, including for the performance of audits and verification analyses, and the determination of account balances and other data maintained by the predecessor Servicer;

(d)
direct any Obligor to make all payments on account of any Pool Receivables or Related Security directly to the Trust at an address designated by the Trust or to such third party (including the Replacement Servicer) or bank or depositary as may be designated by the Trust;

(e)	request any Obligor to change the instructions for any direct debit or electronic funds transfer otherwise payable to the Seller or the Servicer; and

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(f)
proceed directly against any Obligor and take any and all other actions, in the Seller's name or otherwise, necessary or reasonably desirable to collect the Pool Receivables, enforce the Related Security or effect any related result.

5.16	Power of Attorney; Further Assurances

(a)
The Seller hereby grants to the Trust an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller or in the name of the Trust, acting reasonably, all steps necessary or advisable to endorse or negotiate an instrument, bill of exchange or other writing or to otherwise enforce or realize on any Pool Asset or other right of any kind held or owned by the Seller or transmitted to or received by the Seller or the Trust as payment on account or otherwise in respect of the Pool Asset, and to execute and deliver, in the Seller's name and on the Seller's behalf, such instruments and documents necessary or desirable to evidence or protect the ownership of the Trust in the Pool Assets and to execute and file, in the Seller's name and on the Seller's behalf, such recording, registration, financing or similar statements (including any amendments, renewals and continuation statements) under applicable laws, including the PPSA, in such jurisdictions where it may be necessary to validate, perfect or protect the ownership of the Trust as aforesaid. The Seller shall execute and deliver such additional documents and shall take such further actions as the Trust may reasonably request to effect or evidence the sale, assignment and transfer of the Pool Assets, and the Trust's ownership interest therein or otherwise necessary or desirable in furtherance of the foregoing. The Seller shall execute and deliver to the Trust such powers of attorney as may be necessary or appropriate to enable the Trust to endorse for payment any cheque, draft or other instrument delivered to the Trust in payment of any amount under or in respect of a Pool Asset.

(b)
The Trust hereby covenants and agrees that it will not exercise any of the rights conferred by Section 5.16(a) except upon the occurrence of a Trigger Event and then only in respect of the Pool Assets.

5.17	Deemed Collections

(a)
If, on any day prior to the Final Termination Date, any Pool Receivable is either (i) reduced or cancelled as a result of any breach by the Seller or the Servicer of its obligations hereunder or of the terms of the related Contract; or (ii) reduced or cancelled as a result of a set-off in respect of any claim by the applicable Obligor against the Seller or the Servicer (whether such claim arises out of the same or a related transaction or an unrelated transaction or the loss of or interference with the right of the Obligor to quiet enjoyment of, and continued possession of, the Financed Vehicle), the Servicer or the Seller and the Servicer (on a joint and several basis), so long as the Servicer is the Seller or an Affiliate thereof, as the case may be shall, for all purposes hereof, be irrebuttably deemed to have received a Collection of such Receivable in the amount of such reduction or cancellation and shall deposit such amount to the Deposit Accounts in accordance with the terms of Section 5.6.

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(b)
If on any day prior to the Final Termination Date any Security Interest, other than a Blocked Account Claim, is validly asserted by any Person (other than the Trust) against any Pool Receivable (as determined by a court of competent jurisdiction or due to the agreement or acquiescence of the Seller or Servicer), and such Security Interest has arisen by or through the action or inaction of the Seller or the Servicer, and, with respect to any Security Interest granted by or arising through an Obligor and asserted against a Financed Vehicle, such Security Interest ranks in priority to or pari-passu with the interest of the Trust, the Seller shall, for all purposes hereof, be irrebuttably deemed to have received on such day, a Collection of any affected Pool Receivable in full and shall deposit such amounts to the Deposit Accounts in accordance with the terms of Section 5.6.

(c)
If on any day prior to the Final Termination Date it is discovered or determined (i) that any Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance was not an Eligible Receivable on the date of such calculation, or (ii) the Servicer, so long as the Servicer is the Seller or an Affiliate thereof, has extended, amended or otherwise modified a Contract in contravention of Section 5.10(c), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full.

(d)
If the Seller or Servicer has been deemed, pursuant to Section 5.17(a), (b) or (c) to have received a Collection of any Pool Receivable in full, upon deposit by the Seller or Servicer to the Collection Account of the amount thereof, the Trust will be deemed to have sold to the Seller or Servicer, as the case may be, without further instrument or formality, the related Pool Receivables together with the Related Security in respect thereof free and clear of all Security Interests arising through the Trust but otherwise on an "as is, where is" basis without recourse to, or representation or warranty of the Trust.

ARTICLE 6
TRIGGER EVENTS

6.1	Meaning of Trigger Event
The term "Trigger Event" means any of the following events or circumstances:

(a)	the Seller or the Servicer fails to make any payment or deposit to be made by it hereunder and such failure continues for two Business Days after the occurrence of such failure;

(b)
any failure on the part of the Seller to duly perform or observe any material term, condition, covenant or agreement of the Seller set forth in this Agreement (other than Section 7.3(c)) or any document executed in connection herewith, other than such as are specifically referred to in paragraph (a) above, which failure continues

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unremedied for a period of 30 days after the date on which the Seller receives written notice thereof from the Trust specifying the default or breach;

(c)	a Servicer Termination Event occurs;

(d)
any representation or warranty made by the Seller (or any of its officers) in or pursuant to this Agreement, the Purchase Request, any Increase Request, any Servicer Report, any Portfolio Certificate or any document executed in connection herewith or therewith proves to have been false or incorrect in any material respect when made and has not been cured within 30 days after written notice thereof has been received by the Seller from the Trust;

(e)
the taking or possession by an encumbrancer (including a receiver, receiver manager or trustee) of any assets of the Seller (other than solely to perfect a security interest therein) or the levying or enforcement or a distress or execution or any similar process against any of the assets of the Seller that remains unsatisfied for 30 days after the Seller becoming aware thereof, which materially adversely affects the Seller's ability to perform its obligations hereunder;

(f)
the issuance or levying of a writ of execution, attachment or similar process against all or a substantial portion of the property of the Seller, in connection with any judgment against the Seller in any amount that materially affects the property of the Seller if such writ of execution, attachment or similar process shall not have been stayed or dismissed after 45 days;

(g)	any failure on the part of the Seller to duly perform or observe the terms of Section 7.3(c);

(h)
the filing by the Seller of a notice of intention to make a proposal under the Bankruptcy and Insolvency Act, the Companies' Creditors Arrangement Act or any other similar legislation in the applicable jurisdiction, to some or all of its creditors;

(i)
the Seller shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceedings shall be instituted by or against the Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, if such proceeding has been instituted against the Seller either such proceeding has not been stayed or dismissed within 45 days or any of the actions sought in such proceeding (including the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official) are granted, or the Seller take any corporate action to authorize any of the actions described in this Section 6.1(i);

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(j)	the Seller shall fail to transfer to any Replacement Servicer when required any rights, pursuant to the Agreement, which the Seller then has with respect to the servicing of the Pool Receivables;

(k)
(i) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Seller, AFC or the Performance Guarantor or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness, and, in the case of either clause (i) or clause (ii), the Indebtedness with respect to which non-payment and/or non-performance shall have occurred and is continuing exceeds, at any point in time, with respect to the Seller and AFC, $1,000,000 and with respect to the Performance Guarantor, $35,000,000, in the aggregate for all such occurrences;

(l)
this Agreement, the Purchase or any Increases shall for any reason (other than pursuant to the terms hereof) cease to create, or shall for any reason cease to be, a valid and enforceable perfected co-ownership interest in each Pool Receivable and the Collections with respect thereto;

(m)	as of any Settlement Date, the arithmetic average of the Default Ratios for the most recent [*] shall exceed [*] or the Default Ratio as of any Settlement Date shall exceed [*];

(n)	as of any Settlement Date, the arithmetic average of the Delinquency Ratios for the most recent [*] shall exceed [*] or the Delinquency Ratio as of any Settlement Date shall exceed [*];

(o)	as of any Settlement Date, the arithmetic average of the Net Spread for the most recent [*] shall be [*] or less;

(p)	the Tangible Net Worth of the Seller shall be less than [*] or the Tangible Net Worth of AFC shall be less than [*];

(q)
any material adverse change shall occur in the reasonable business judgment of the Trust in the collectability of the Receivables or the business, operations, property or financial condition of the Seller or the Performance Guarantor;

(r)
this Agreement shall cease to be in full force and effect with respect to the Performance Guarantor, the Performance Guarantor shall fail to comply with or perform any provision of this Agreement, or the Performance Guarantor (or any Person by, through or on behalf of the Performance Guarantor) shall contest in any manner the validity, binding nature or enforceability of this Agreement with respect to the Performance Guarantor;

(s)	the sum of all of the Seller's Indebtedness, net of [*], exceeds [*];

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(t)	the Seller's debt (excluding guarantees) to equity ratio [*];

(u)	the aggregate of the Principal Balances of all Eligible Receivables shall be less than $30 million;

(v)
a Blocked Account Agreement in favour of the Trust in place with respect to any Deposit Account shall have terminated other than as a result of any action by the Trust (and not been replaced) or shall be of no force and effect or otherwise unenforceable;

(w)
AFC shall not hold, directly or indirectly, 100% of the outstanding share capital of the Seller, or the Performance Guarantor shall not hold, directly or indirectly, at least 80% of all of the outstanding share capital of AFC; provided that, for greater certainty, the pledge as security by the Seller or the Performance Guarantor, as the case may be, of all or any of such shares shall not be a Trigger Event hereunder;

(x)	the amount on deposit in the Cash Reserve Account shall at any time before the Termination Date fail to equal or exceed the Cash Reserve Required Amount for a period of [*];

(y)
(i) any of the Seller or the Servicer shall have asserted that this Agreement or any document executed herewith to which it is a party is not valid and binding on the parties thereto; or (ii) any court, governmental authority or agency having jurisdiction over any of the parties to any of such documents or any property thereof shall find or rule that any material provisions of any of such documents is not valid and binding on the parties thereto and all appeals therefrom have been decided or the time to appeal has run;

(z)
the Backup Servicer shall resign or be terminated and no successor Backup Servicer reasonably acceptable to the Trust shall have been appointed pursuant to a replacement Backup Servicing Agreement, within 90 days of such resignation or termination, as applicable; unless on or prior to the first day on which a Backup Servicer is required to be appointed pursuant to this paragraph (z), the Performance Guarantor's senior unsecured debt shall be rated at least "BBB-" by Standard & Poor's and "Baa3" by Moody's; provided, that a Trigger Event shall be deemed to occur if no Backup Servicer reasonably acceptable to the Trust shall have been appointed within 90 days following any subsequent withdrawal, suspension or downgrade of such senior unsecured debt ratings of the Performance Guarantor below "BBB-" by Standard & Poor's or below "Baa3" by Moody's or, if the applicable rating is "BBB-" by Standard & Poor's or "Baa3" by Moody's, the placement of such ratings on credit watch or similar notation;

(aa)	the occurrence of a KAR Financial Covenant Termination Event;

(bb)	the average Payment Rate for the [*] is less than [*];

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(cc)	at any time the Trust Share exceeds 100%, and such condition shall continue unremedied for five days after any date, any Servicer Report or Portfolio Certificate is required to be delivered;

(dd)
as reported on its consolidated balance sheet, AFC shall fail to maintain (as measured as of the last Business Day of each calendar week) cash and cash equivalents (including, without limitation, any intercompany receivable payable by KAR to AFC upon demand) of at least [*], at least [*] of which must constitute unrestricted cash (i.e., cash that is neither (i) pledged to a third party unrelated to the KAR Credit Facility, nor (ii) in an account in which a third party unrelated to the KAR Credit Facility has a perfected security interest; or

(ee)	the Termination Date shall have occurred.

6.2	Action Upon Occurrence of a Trigger Event
Upon the occurrence of any Trigger Event described in Sections 6.1(a), (b), (c), (d), (g), (l), (m), (n), (o), (p), (q), (r), (s), (t), (u), (v), (w), (x), (y), (z), (aa), (bb), (cc), and (dd) provided such Trigger Event has not been subsequently waived in writing by the Trust, the Trust or its authorized agent may, by notice to the Seller declare the Trigger Date to have occurred on the date specified in such notice. Upon the occurrence of any other Trigger Event described in Section 6.1, the Trigger Date will occur automatically, without the necessity of any notice. Upon any such declaration or automatic occurrence, the Trust will have, in addition to its rights and remedies hereunder and under any documents related hereto, all other rights and remedies under applicable laws and otherwise, which rights and remedies will be cumulative. Notwithstanding the above, the Trust may waive any Trigger Event in its sole discretion and, if given, such waiver shall be irrevocable.

6.3	Optional Repurchase of Pool Receivables
If, at any time the Pool Balance is less than 10% of the highest ever Pool Balance, the Servicer may elect, by notice to the Trust, to purchase all of the Pool Receivables and the Related Security. The purchase by the Servicer of all of the Pool Receivables and the Related Security shall be effective upon the payment by the Servicer to the Trust of an amount equal to the sum of (i) the then outstanding Investment, (ii) the Funding Discount, and (iii) any other fees, costs and expenses incurred by the Trust in connection with this Agreement to the date of or as a result of such purchase, including any interest and other costs required to be paid on outstanding Notes. Upon the payment to the Trust of such amount by deposit to the Collection Account, the Trust shall transfer, assign and convey to the Servicer or as it may direct all of the Trust's right, title and interest in, to and under such Pool Receivables and the Related Security related thereto, without recourse, and subject only to the representations and warranties of the Trust that such right, title and interest is held beneficially by it and is transferred, assigned and conveyed to the Servicer or as it may direct free and clear of any Security Interests created, suffered or permitted to exist by the Trust.
ARTICLE 7
GENERAL COVENANTS AND POWER OF ATTORNEY

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7.1	Affirmative Covenants of the Seller
From the date hereof until the Final Termination Date, the Seller covenants and agrees that it will, unless the Trust shall otherwise consent in writing:

(a)
comply in all respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Pool Assets, such compliance to include paying before the same become delinquent all Taxes and Security Interests imposed upon the Seller or its property in accordance with its normal policies with respect thereto, except to the extent the same are contested in good faith and by appropriate proceedings or where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)
preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as an extra-provincial corporation or other out-of-jurisdiction corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect;

(c)
at any time and from time to time during regular business hours, upon five Business Days' prior written notice, subject to Section 10.9, (A) assemble such of the Records or copies thereof in its possession or control as may reasonably be required by the Trust and make same available to the Trust at the principal place of business of the Seller and, if the Records cannot be provided solely at such office, at such other offices of the Seller or its Affiliates where Records are kept, and permit the Trust, its agents or representatives, to examine and make copies, as reasonably requested, of such Records and (B) permit the Trust or its agents to visit the offices and properties of the Seller and its Affiliates for the purpose of discussing matters relating to the Pool Assets and the Seller's performance hereunder with any of the Seller's officers or employees having knowledge of such matters, provided that the Trust shall act reasonably to minimize any disruption to the Seller in connection therewith; provided that prior to the occurrence of a Cash Reserve Event or a Trigger Event, the Trust shall not be reimbursed for more than two such examinations in any year, if a Cash Reserve Event has occurred and is continuing, the Trust shall not be reimbursed for more than four such examinations in any year and, if a Trigger Event has occurred and is continuing, the Trust shall be reimbursed for all such examinations;

(d)
at its expense, timely and fully perform and comply in all material respects with all material provisions, covenants and other obligations required to be observed, complied with or performed by the Seller under the Contracts relating to the Pool Assets;

(e)
give the Trust at least 30 days' prior written notice of any change in the address of its chief place of business and chief executive office, and written notice promptly after any change in the address of an office listed under the heading "Location of

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Records" in Schedule "B", and each such notice shall be deemed to amend Schedule "B" accordingly;

(f)	provide to the Trust not less than 30 days' prior notice of any change in the name of the Seller as stated in its constating documents;

(g)
co-operate with, and offer such assistance as may reasonably be requested by, the chartered accountants selected by the Trust to furnish reports in respect of the Trust, the Purchase and any Increase and the servicing of the Pool Assets under this Agreement;

(h)
upon request of the Trust and with the Seller's written consent, such consent not to be unreasonably withheld, request the Seller's auditors to assist the Trust's auditors to the extent and in such manner as is reasonably required for the Trust's auditors to report on the status of the Pool Assets under this Agreement;

(i)	conduct Lot Checks of each Obligor in accordance with the Seller's customary practices or on such more frequent intervals as may be reasonably requested by the Trust;

(j)
promptly after becoming aware thereof, but in any event no later than two Business Days thereafter, provide the Trust with notice of any Servicer Termination Event that is continuing when the Seller becomes aware thereof; and

(k)
make or cause to be made all filings, recordings, and registrations and take all other actions in each jurisdiction necessary or appropriate to validate, preserve, perfect or protect the co-ownership interests of the Trust in the Pool Assets, including the right to enforce the Related Security.

7.2	Reporting Requirements of the Seller
From the date hereof until the Final Termination Date, the Seller covenants and agrees that it will, unless the Trust shall otherwise consent in writing, deliver to the Trust:

(a)
within five Business Days after the Seller becomes aware of a material adverse change in the business, operations, properties or condition (financial or otherwise) (other than matters of a general economic nature) of the Seller, the Backup Servicer or the Performance Guarantor, or of an occurrence of a breach of its obligations under this Agreement, notice of such change or occurrence together with a statement by a responsible officer of the Seller specifying the facts, the nature and period of existence of any such breach, condition or event and the action the Seller has taken, is taking and proposes to take with respect thereto;

(b)
within five Business Days of the Seller becoming aware thereof, notice of any litigation or other court or arbitration proceeding affecting the Seller which could reasonably be expected to have a Material Adverse Effect;

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(c)
within five Business Days of the Seller becoming aware thereof, notice of any litigation or other court or arbitration proceeding affecting the Backup Servicer or the Performance Guarantor which could reasonably be expected to have a Material Adverse Effect;

(d)
as soon as available and in any event within 45 days after the end of each fiscal quarter of the Seller, the unaudited financial statements of the Seller and, as soon as available but in any event within 90 days after the end of the fiscal year of the Seller, the unaudited financial statements of the Seller;

(e)
as soon as available and in any event within 90 days after the end of the fiscal year of the Performance Guarantor, the audited consolidated balance sheet of the Performance Guarantor and its consolidated subsidiaries as of the end of such year and the related audited consolidated statements of income and of cash flows for such year; reported on by KPMG LLP or other independent certified public accountants of nationally recognized standing;

(f)	promptly after the sending or filing thereof, copies of all reports which the Seller sent to any holders of securities which it has offered to the public;

(g)
forthwith after the occurrence of each Trigger Event and each event or the existence of any fact which, with the giving of notice or lapse of time or both, may constitute a Trigger Event, a statement of a senior financial officer or accounting officer of the Seller setting forth details as to such Trigger Event or fact or event and the action which the Seller has taken and is proposing to take with respect thereto;

(h)	notice of any material change to the Credit and Collection Policies or change to the standard operating practices or procedures;

(i)
promptly, from time to time, such other documents, records, information or reports with respect to the Pool Assets or the conditions or operations, financial or otherwise, of the Seller as the Trust may from time to time reasonably request; and

(j)	promptly after any changes, the current list of Excluded Receivables.

7.3	Negative Covenants of the Seller
From the date of this Agreement until the Final Termination Date, the Seller covenants and agrees that it will not, unless the Trust shall otherwise consent in writing:

(a)
except as otherwise provided herein, and whether by operation of law or otherwise, purport to sell, assign or otherwise dispose of, or create or suffer to exist any Security Interest upon or with respect to the Seller's or the Trust's interest in the Pool Assets if the effect of such Security Interest would be to cause the related Pool Receivable not to be an Eligible Receivable, or assign any right to receive payment under, or to enforce the Seller's interest in, any of the Pool Assets;

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(b)
take any action that adversely affects the perfection, validity or protection of the Trust's rights to collect amounts owing pursuant to the Pool Assets and the proceeds thereof, including the right to enforce the Related Security, except to the extent that the Seller would have done so in a similar situation with respect to other similar receivables administered by it on its own behalf; or

(c)
enter into any transaction of reorganization, amalgamation or arrangement, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or, other than with respect to sales, assignments, leases, licences or transfers of computer hardware and software, or of leases and licences relating thereto or any rights or benefits thereunder, in the ordinary course of business, sell, lease or otherwise dispose of its assets as an entirety or substantially as an entirety; except that the Seller may enter into a transaction of reorganization, amalgamation, or arrangement, so long as (i) such transaction could not reasonably be expected to have a Material Adverse Effect, (ii) as a condition to the completion of such transaction, the continued or reorganized corporation shall have executed an agreement of assumption to perform every obligation of the Seller hereunder and under the other agreements, instruments and documents executed and delivered by the Seller hereunder or otherwise contemplated hereby, (iii) the Backup Servicer shall have provided its written consent and acknowledged its continuing obligations under the Backup Servicer Agreement in respect of the obligations of such continued or reorganized corporation and (iv) the Performance Guarantor shall have provided its written consent and acknowledged its continuing obligations under this Agreement in respect of the obligations of such continued or reorganized corporation.

7.4	Covenants of the Trust
The Trust covenants and agrees that it will:

(a)
until the Final Termination Date, use commercially reasonably efforts to ensure that the fair value of the Pool Assets held by it will constitute no more than one-half of the total fair value of all assets owned by it; and

(b)
not use personal information relating to Obligors received from the Seller other than in connection with the collection, servicing and administration of the Pool Assets and for other reasonable purposes ancillary thereto, all in accordance with and as allowed by applicable law.

ARTICLE 8
PERFORMANCE GUARANTEE

8.1	Performance Guarantee
The Performance Guarantor hereby unconditionally and irrevocably guarantees to the Trust, the due and prompt performance, payment and observance by the Servicer (to the extent the Servicer

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is the Seller or an Affiliate thereof) of all of the terms, conditions, covenants, agreements, indemnities, liabilities and obligations of any kind whatsoever (collectively, the "Guaranteed Obligations") strictly in accordance with the terms hereof (the "Performance Guarantee"). If for any reason whatsoever, the Servicer shall fail to perform, pay or observe any of the Guaranteed Obligations, the Performance Guarantor shall forthwith perform, pay and observe, as applicable, any such of the Guaranteed Obligations as they may be required to be performed, paid or observed in accordance with the terms of this Agreement.

8.2	Guarantee Unconditional
The obligations of the Performance Guarantor pursuant to this Article 8 are continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, diminished, limited, impaired or otherwise affected by (and the Performance Guarantor hereby waives, to the fullest extent permitted by applicable law):

(a)	any extension, modification, amendment or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time;

(b)
any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof;

(c)
any waiver of any right, power or remedy or of any default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof;

(d)
any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guarantees with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof;

(e)
the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof;

(f)
the application of payments received from any source to the payment of indebtedness of the Seller or the Servicer other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this Agreement, even though the Trust might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations;

(g)
any other act, or omission to act, or delay of any kind by any of the Servicer, the Seller, the Trust or any other person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this

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Section 8.2, constitute a legal or equitable discharge, defense, limitation or reduction of the Performance Guarantor's obligations hereunder (other than the payment or extinguishment in full of all of the Guaranteed Obligations); or

(h)
the existence of any claim, set-off or other rights which the Performance Guarantor may have at any time against the Seller, the Servicer or any other Person, including any Obligor, whether in connection with any transactions under this Agreement, any related document or any other transaction,

The foregoing provisions apply (and the foregoing waivers by the Performance Guarantor will be effective) even if the effect of any action (or failure to take action) by the Trust is to destroy or diminish the Performance Guarantor's subrogation rights, the Performance Guarantors' right to proceed against the Servicer or Seller for reimbursement, the Performance Guarantors' right to recover contribution from any other guarantor or any other right or remedy which may be available to the Performance Guarantor.

8.3	Recourse against Servicer
The Trust shall not be required to exhaust its recourse against the Servicer, Seller or any other person, or under any other security or guarantee, before being entitled to performance by the Performance Guarantor under this Agreement.

8.4	Authorization by the Performance Guarantor
The Trust may continue to effect Increases without notice to or authorization from the Performance Guarantor regardless of the Servicer's or Seller's financial or other condition at the time of any such transaction. The Performance Guarantor represents and warrants to the Trust that it has adequate means to obtain from the Servicer and the Seller on a continuing basis all information concerning the financial condition of the Servicer and the Seller, and agrees with the Trust that the Trust shall not have any obligation to disclose or discuss with the Performance Guarantor any information which it has respecting the financial condition of the Servicer and the Seller.

8.5	No Subrogation
Until all of the Guaranteed Obligations have been paid or performed in full, the Performance Guarantor shall not exercise any right of subrogation to, and the Performance Guarantor waives, to the fullest extent permitted by law, any right to enforce, any remedy which the Trust now has or may hereafter have against the Servicer or the Seller in respect of the Guaranteed Obligations and the Performance Guarantor waives any benefit of, and any right to participate in, any security now or hereafter held by the Trust for the Guaranteed Obligations. The Performance Guarantor authorizes the Trust, subject to applicable law, to take any action or exercise any remedy which the Trust now has or may hereafter have against the Servicer or the Seller in respect of the Guaranteed Obligations, without notice to the Performance Guarantor.

8.6	Stay of Acceleration

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If acceleration of the time for payment of any amount payable by the Servicer or the Seller in respect of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Seller or the Servicer or any moratorium affecting the payment of the Guaranteed Obligations, all such amounts otherwise subject to acceleration will nonetheless be payable by the Performance Guarantor hereunder forthwith upon demand by the Trust.

8.7	Representations and Warranties
The Performance Guarantor represents and warrants to the Trust, that as at the date hereof and at each date that an Increase occurs:

(a)	it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware;

(b)
it has full power and authority to execute and deliver this Agreement and to perform the terms and conditions hereof and is duly qualified, licensed or registered in each relevant jurisdiction to carry on its present business and operations except where the failure to be so qualified, licensed or registered does not and will not materially adversely affect such operations or its ability to perform its obligations hereunder, as applicable;

(c)
the execution, delivery and performance by the Performance Guarantor of this Agreement, and the transactions contemplated hereby, are within the powers of the Performance Guarantor, have been duly authorized by all necessary corporate or other action (as applicable) and do not contravene (i) the constating documents or by-laws of the Performance Guarantor, or (ii) any law or any contractual restriction binding on or affecting the Performance Guarantor, the contravention of which could be expected to materially adversely affect the Performance Guarantor's ability to perform its obligations hereunder, does not result in or require the creation of any Security Interest upon or with respect to the Performance Guarantor's properties, and the consummation of the transactions contemplated hereby does not require approval of shareholders or partners or approval or consent of any Person under any contract to which the Performance Guarantor is a party, except, to the extent such approvals have been granted;

(d)
no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Performance Guarantor of this Agreement, other than those that have been obtained or made, as the case may be, or any filings required after the date hereof with any securities regulators;

(e)
this Agreement constitutes a legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with its terms subject to (i) applicable bankruptcy, reorganization, winding-up, insolvency, moratorium and other laws of general application limiting the enforcement of creditors' rights; (ii) the fact that the granting of equitable remedies such as specific performance and injunction is within

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the discretion of a court of competent jurisdiction; and (iii) general principles of equity;

(f)
there has been no material adverse change in the business of the Performance Guarantor since the date of the most recent audited financial statements of the Performance Guarantor delivered to the Trust;

(g)
there is no order, judgment or decree of any court, arbitrator or similar tribunal or Governmental Authority purporting to enjoin or restrain, and there are no proceedings before any court, arbitrator or similar tribunal or Governmental Authority which might materially adversely affect the Performance Guarantor's ability to perform its obligations hereunder; and

(h)
there are no actions, suits or proceedings in existence or, to the Performance Guarantor's knowledge, pending or threatened, against or affecting it or its property in any court, or before any arbitrator of any kind, or before or by any governmental body, in respect of which there is a reasonable possibility of an adverse determination that could materially adversely affect the Performance Guarantor's financial condition or materially adversely affect the ability of the Performance Guarantor to perform its obligations under this Agreement; and

(i)
it is not: (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdictions designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

8.8	Payments
All payments to be made by the Performance Guarantor under this Performance Guarantee shall be made in full, without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions or conditions of any nature whatsoever. If at any time, or from time to time, any applicable law, regulation or international agreement requires the Performance Guarantor to make any such deduction or withholding from any such payment other than as a result of the Trust or any assignee thereof being a non-resident of Canada for purposes of the Income Tax Act (Canada), the sums due from the Performance Guarantor with respect to such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Trust receives a net sum equal to the sum which it would have received had no deduction or withholding been required, and the Performance Guarantor shall indemnify the Trust

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on an after tax basis with respect to any such deduction or withholding, including with respect to any taxes payable by the Trust on any increased amounts payable under this Article 8.

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ARTICLE 9
INDEMNIFICATION

9.1	Indemnification by the Seller
Without limiting any other rights which the Trust may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Trust and the Securitization Agent, and their respective officers, agents, trustees and assigns (collectively, the "Indemnified Parties"), from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable legal fees and disbursements, and any costs associated with the appointment of a Replacement Servicer, resulting from the Seller's or Servicer's breach of any of its duties or obligations hereunder (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or reasonably incurred by any of the Indemnified Parties and arising out of or as a result of the Seller's or Servicer's breach or violation of this Agreement, excluding, however, amounts (i) resulting solely from the failure of any Obligor to pay an amount owing under a Pool Receivable, or (ii) resulting from gross negligence or wilful misconduct on the part of the Trust or the Securitization Agent. Without limiting the generality of the foregoing but subject to the restrictions in clauses (i) and (ii) above, the Seller shall indemnify the Indemnified Parties for Indemnified Amounts awarded or incurred as aforesaid relating to or resulting from:

(a)
the failure of any information contained in a Servicer Report or a Portfolio Certificate to be true and correct (including the failure of a Pool Receivable included in the calculation of Net Receivables Pool Balance to be an Eligible Receivable as of the date of such calculation), or the failure of any other information provided to the Trust or the Securitization Agent with respect to Receivables or this Agreement to be true and correct;

(b)
the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct in all respects when made;

(c)
the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Pool Assets or the related Contract; or the failure of any Pool Assets or the related Contract to conform to any such applicable law, rule or regulation;

(d)
the failure to vest in the Trust a valid and enforceable perfected first ranking (as against the Seller and creditors of the Seller) co-ownership interest in the Pool Receivables and the Related Security and Collections with respect thereto;

(e)
the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the PPSA of any applicable jurisdiction or other applicable laws with respect to any Pool Receivables and the Related Security and Collections in respect thereof, whether at the time of the Purchase or any Increase at any subsequent time;

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(f)
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to the transaction giving rise to such Receivable or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

(g)	any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts;

(h)	any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with goods, insurance or services that are the subject of or secure any Contract;

(i)	the commingling of Collections of Pool Assets at any time with other funds;

(j)	any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or in respect of any Pool Receivable, Related Security or Contract;

(k)
any reduction in the Investment as a result of the payment of allocations of Collections pursuant to Sections 2.7(d), 2.10(e) or 2.13, in the event that all or a portion of such payments shall thereafter be rescinded or otherwise must be returned for any reason;

(l)
any tax or governmental fee or charge (other than any tax upon or measured by net income or gross receipts), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Trust's Co-Ownership Interest or other interests in the Receivables Pool or in any Related Security or Contract;

(m)
the failure by the Seller or the Servicer to pay when due any taxes payable by it, including, without limitation, the franchise taxes and sales, excise or personal property taxes payable in connection with the Receivables;

(n)	the failure by the Seller or the Servicer to be duly qualified to do business, to be in good standing or to have filed appropriate registration documents in any jurisdiction;

(o)
the failure to vest and maintain vested in the Trust a perfected ownership interest in respect of the Trust's Co-Ownership Interest free and clear of any Security Interest created by or through the Seller, whether existing at the time of the consummation of the transactions contemplated hereby or at any time thereafter, other than Security Interests created by or arising through the Trust;

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(p)
any claim for personal injury, death, property damage or product liability which may arise by reason of, result from or be caused by, or relate to the use, operation, maintenance or ownership of, the Financed Vehicles; and

(q)	any material failure of the Seller to perform its duties or obligations, as Servicer or otherwise, in accordance with the provisions of this Agreement.

9.2	Notification of Potential Liability
The Seller will, upon becoming aware of circumstances that could reasonably be expected to result in material liability of the Seller under this Article 9, promptly notify the Trust thereof.

9.3	Litigation
At the request of the Trust, the Seller shall, at its expense, co-operate with the Trust in any action, suit or proceeding brought by or against the Trust relating to any of the transactions contemplated by this Agreement or any of the Pool Assets (other than an action, suit or proceeding by the Seller, the Backup Servicer, the Performance Guarantor or any of their respective Affiliates against the Trust or by the Trust against the Seller, the Backup Servicer, the Performance Guarantor or any of their respective Affiliates). In addition, the Seller agrees to notify the Trust and the Trust agrees to notify the Seller, at the Seller's expense, promptly upon learning of any pending or threatened action, suit or proceeding, if the judgment or expenses of defending such action, suit or proceeding would be covered by Section 9.1 (except for an action, suit or proceeding by the Seller, the Backup Servicer, the Performance Guarantor or any of their respective Affiliates against the Trust or by the Trust against the Seller, the Backup Servicer, the Performance Guarantor or any of their respective Affiliates and except for ordinary course litigation relating to the enforcement of the Pool Assets) and to consult with the Trust, concerning the defence and prior to settlement; provided, however, that if (i) the Seller shall have acknowledged that Section 9.1 would cover any judgment or expenses in any action, suit or proceeding, and (ii) in the sole determination of the Trust, acting reasonably, the Seller has the financial ability to satisfy such judgment or expenses, then the Seller shall have the right, on behalf of the Trust but at the Seller's expense, to defend such action, suit or proceeding with counsel selected by the Seller, and shall have sole discretion as to whether to litigate, appeal or enter into an exclusively monetary settlement.

9.4	Tax Indemnity
The Seller agrees to defend and to save the Indemnified Parties harmless from and against any and all liabilities arising out of the transactions contemplated by this Agreement with respect to or resulting from any delay by the Seller in paying or any omission to pay any Taxes otherwise required under this Agreement to be paid or withheld and remitted by or on behalf of the Seller on its own behalf, on behalf of the Trust or on behalf of any Obligor. If the Seller shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable by or on behalf of the Seller on its own behalf or on behalf of any Obligor to the Trust hereunder or in connection with the execution, delivery, filing and recording hereof and of the other documents to be delivered hereunder and the consummation of the transactions contemplated hereby, or if the Trust shall be required to pay any Taxes in respect of any sum received by the Trust from the Seller hereunder:

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(a)
the sum payable to the Trust shall be increased as may be necessary (or an amount shall be owed to the Trust) so that, after all required deductions, withholdings or payments in respect of such Taxes have been made, the Trust receives or retains an amount equal to the sum that the Trust would have received or retained had no such deductions, withholdings or payments been made;

(b)	the Seller shall make such deductions or withholdings; and

(c)
the Seller shall pay forthwith the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and will provide to the Trust copies of such forms as are required to be provided to such authority evidencing the payment by the Seller.

For greater certainty, it is hereby acknowledged by the parties hereto that the Seller shall not be liable to indemnify the Indemnified Parties under this Section for any Taxes payable by, or required to be withheld by, the Seller on account of Taxes payable on the income or gains of the Trust, Taxes payable by virtue of the non-resident status of the Trust or Taxes payable on the capital of the Trust.

9.5	Tax Credit
If a payment (a "Grossed-up Payment") made by the Seller includes an amount (a "Gross-up") referred to in Section 9.4, and the Trust is able to apply for or otherwise take advantage of any tax credit or deduction in computing income or similar benefit by reason of any withholding or deduction made by the Seller in respect of the Grossed-up Payment (such credit, deduction or benefit hereinafter being referred to as a "Tax Credit"), then the Trust will, at the expense of the Seller, use reasonable endeavours to obtain the Tax Credit and, if it realizes the Tax Credit (whether by way of reducing taxes payable, receiving a tax refund, or otherwise), the Trust shall, subject to the provisos to this Section 9.5, pay to the Seller such amount, if any (not exceeding the Gross-up) as is determined by the Trust to be equal to the net after-tax value to the Trust of such part of the Tax Credit as is reasonably attributable to such withholding or deduction having regard to all dealings giving rise to similar credits, deductions or benefits in relation to the same tax period and to the cost of obtaining the same. Any such reimbursement shall be conclusive evidence of the amount due to the Seller absent manifest error and shall be accepted by the Seller in full and final settlement of its rights of reimbursement hereunder; provided that notwithstanding the foregoing, (i) nothing herein contained shall interfere with the right of the Trust to arrange its tax affairs in whatever manner it deems fit and, in particular, the Trust shall not be under any obligation to claim relief from its income or similar tax liability in respect of any such deduction or withholding in priority to any other relief, claims, credits or deductions available to it; and (ii) the Trust shall not be obligated to disclose to the Seller any information regarding its tax affairs or tax computations; provided, further, that if, as a result of (x) an audit of the Trust by its auditors or by a taxing authority, or (y) any change to the affairs of the Trust or to the available information concerning such affairs, which change is relevant to the determination that reimbursement with respect to a Tax Credit is payable to the Seller hereunder, the Trust determines, in its reasonable discretion, that any such payment made by the Trust to the Seller hereunder would not have been made had the Trust known the results of such audit or anticipated such change, or would have been made in a smaller amount, then the Seller

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shall pay to the Trust the amount of such payment which the Trust so determines, acting reasonably, to have been an overpayment.
ARTICLE 10
MISCELLANEOUS

10.1	Liability of the Trust and the Securitization Agent
Neither BNY Trust Company of Canada or BMONB, nor any of their respective directors, officers, agents or employees, will be liable pursuant to this Agreement for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own negligence or wilful misconduct. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller hereby acknowledges and agrees that BMONB, in its capacity as Securitization Agent, acts as agent for the Trust and, except as otherwise provided in the first sentence of this Section, has no duties or obligations to, will incur no liability to, and does not act as an agent in any capacity for, the Seller.

10.2	Delegation in Favour of Securitization Agent
The Trust may delegate to the Securitization Agent all or any of its powers, rights and discretion hereunder, and the Securitization Agent may from time to time take such actions and exercise such powers for and on behalf of the Trust as are delegated to it or contemplated hereby and all such actions and powers as are reasonably incidental thereto. Each of the Seller and the Servicer shall be entitled to and be fully protected in relying on any instruction made or given by the Securitization Agent, and shall have no liability to the Trust in respect of such reliance.

10.3	Change in Circumstances
If, at any time:

(a)
the introduction of, or any change in, or in the interpretation, administration application or implementation of, any applicable law or regulation by any court or Governmental Authority, in each case, adopted, issued, taking effect or occurring after the later of: (i) the date hereof; and (ii) the most recent date on which the Termination Date is extended in accordance with the terms of this Agreement; or

(b)
the compliance by any of the Trust, the Securitization Agent, BMONB and/or any liquidity provider or credit enhancement provider to the Trust, or any of their Affiliates (each, an "Affected Person"), with any changed or introduced guideline, direction or request, or any change in the interpretation or administration thereof made after the later of: (i) the date hereof; and (ii) the most recent date on which the Termination Date is extended in accordance with the terms of this Agreement, from or by any Governmental Authority or professional self-regulating or governing body (including, for greater certainty, the Office of the Superintendent of Financial Institutions Canada, the Board of Governors of the United States Federal Reserve

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System or any other body or entity governing accounting treatment or reserve requirements) or any change in generally accepted accounting principles including the adoption of International Financial Reporting Standards (whether or not having the force of law);
has in the reasonable opinion of the Affected Person, the effect of:

(i)
(A) increasing the costs, expenses or liabilities of, or imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, in each case any Affected Person (including as a result of a change in the Affected Person's capital position), as such costs, expenses or liabilities relate to the Trust making, funding or maintaining the Investment hereunder, provided that in the case of BMONB or any of its Affiliates, such increased costs, liabilities or expenses shall be limited to those that are directly attributable to increases in regulatory capital of BMONB or such Affiliates, (B) reducing the rate of return (on capital or otherwise) to any Affected Person in connection with, or as a result of the Affected Person either having to raise additional capital or incurring a deteriorated capital position as a result of the Trust making, funding or maintaining the Investment hereunder, (C) requiring the payment of any Taxes on or calculated with reference to the capital or debt of any Affected Person or (D) requiring any Affected Person to make any payment it would not otherwise be required to make; or

(ii)
reducing the amount received or receivable by the Trust under this Agreement or in respect of any Pool Receivable, and provided that any such introductions or changes enumerated in clauses (a) and (b) above are of application across any applicable industry in which such Affected Person participates and are not limited in their application to one or more Affected Persons, then the Seller shall, from time to time upon demand by the Trust, pay forthwith to the Trust or the applicable Affected Person, either directly or indirectly through the Trust, the amount of any such increased costs, expenses or liabilities incurred, reduction in amounts received or receivable, reduction in rate of return or required payment made or to be made; provided that the Seller shall not be obligated to indemnify any Affected Person for any period in excess of 30 days prior to receipt of such notice. The Trust shall deliver to the Seller a certificate setting forth the cause and computation of the amount of any such increased costs, expenses or liabilities, reduction in amounts received or receivable, reduction in rate of return, or required payment made or to be made, which computation may utilize such averaging and attribution methods as the Trust, or the applicable Affected Person, believes to be fair, acting reasonably. Upon becoming aware thereof, the Trust shall, as soon as reasonably possible thereafter, notify the Seller of any event or circumstance which will result in any payment being required to be made by the Seller pursuant to this Section 10.3.

10.4	Amendments, Waivers, Etc.

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No amendment or waiver of any provision of this Agreement nor consent to any departure by the Seller or the Trust therefrom shall be effective unless the same shall be in writing and signed by (i) the Seller, the Trust and the Performance Guarantor (with respect to an amendment) or (ii) the Trust (with respect to a waiver or consent by it) or the Seller (with respect to a waiver or consent by the Seller), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

10.5	Notices, Etc.
All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopied or electronic transmission) and telecopied, mailed or delivered, to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such parties in a written notice to the other party hereto. All such notices and communications shall be effective, in the case of written notice, on the Business Day it is delivered, and, in the case of notice by telecopy or electronic transmission, when telecopied or electronically transmitted against receipt of answer back, in each case addressed as aforesaid.

10.6	No Waiver; Remedies
No failure on the part of the Trust to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.7	Binding Effect; Assignability
This Agreement shall be binding upon and enure to the benefit of the Seller, the Performance Guarantor and the Trust, and their respective successors and permitted assigns; provided, however, that (i) neither the Seller nor the Performance Guarantor may assign its rights hereunder or any interest herein without the prior written consent of the Trust, such consent not to be unreasonably withheld or delayed, and (ii) prior to the occurrence of a Trigger Date, the Trust may not assign its rights hereunder or any interest herein, without the prior written consent of the Seller, such consent not to be unreasonably withheld, provided that the Trust shall be permitted to assign its rights hereunder and interests herein without consent of the Seller to any other asset-backed commercial paper conduit administered by BMONB, to BMONB or any Affiliates of BMONB and as security for the benefit of the holders of Notes.

10.8	Costs and Expenses
In addition to the rights of indemnification granted to the Trust under Article 9, the Seller shall pay to the Trust all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel on a substantial indemnity basis) incurred by the Trust and its agents in connection with the preparation of this Agreement, the consummation of the transactions contemplated hereby and the enforcement of the Seller's obligations and liabilities under this Agreement or under any related documents. The Servicer shall also pay to the Trust such expenses as the Trust and the Securitization Agent may reasonably incur and such fees as the Trust and the

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Seller agree the Trust or the Securitization Agent may charge in respect of each amendment to this Agreement and each waiver of any provision of this Agreement requested by the Seller or required or initiated as a result of the Seller's actions.

10.9	Confidentiality
Each of the Trust, the Seller, the Servicer, the Performance Guarantor and the Securitization Agent shall make all reasonable efforts to hold all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith in accordance with its customary procedures for handling its confidential information of this nature, provided that, notwithstanding the foregoing, the Trust, the Seller, the Servicer, the Performance Guarantor and the Securitization Agent may make disclosure of such non-public information as requested or required by any governmental agency or representative thereof or pursuant to legal process or when required under applicable law, and to its professional advisors; provided that, unless specifically prohibited by applicable law or court order, each party hereto shall notify the other party hereto of any request by any governmental agency or representative thereof for disclosure of any such non-public information prior to disclosure of such information to permit the party affected to contest such disclosure, if possible.

10.10	Effect of Agreement
Each of the Seller and the Trust hereby expressly acknowledges that this Agreement, except as specifically provided with respect to the duties and obligations of the Servicer, is intended to create a relationship of purchaser and vendor. Each of the Seller and the Trust hereby expressly disclaims any intention to establish a trust relationship (except to the extent expressly provided herein) or to constitute either the Seller or the Trust as the agent of the other except to the extent that the Seller, in its capacity as the Servicer, is acting as an agent of the Trust. The Seller, on the one hand, and the Trust, on the other, covenant with each other that they will not, at any time, allege or claim that a relationship of trust or agency is created hereby, except as otherwise expressly provided for herein.

10.11	Agreement Non-Exclusive
The parties hereby acknowledge and agree that this Agreement does not create any rights of exclusivity between them.

10.12	No Set-off
All payments to be made by the Seller or the Servicer hereunder shall be made without any deduction, set-off or counterclaim.

10.13	Termination
This Agreement shall remain in full force and effect until the Final Termination Date; provided, however, that the Trust's rights and remedies with respect to any incorrect representation or warranty made or deemed to be made by the Seller herein and the indemnification and payment provisions

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hereof shall be continuing and will survive any termination hereof for a period of six years commencing on the Final Termination Date.

10.14	Discharge of Certain Registrations in the Province of Quebec
So long as no Servicer Termination Event shall have occurred, the Servicer shall have the authority to sign, for and on behalf of the Trust, any document reasonably required to be signed by the Trust and the Seller and filed in the Register of Personal and Movable Real Rights (Quebec) (the "Register") for the purpose of effecting the discharge of any hypothec, lease, sale with a reservation of ownership, sale with a right of repurchase or any other registration forming part of the Pool Assets and registered in the Register, provided such discharge is granted by the Servicer in the ordinary course of its business.

10.15	Execution in Counterparts
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10.16	Amendment and Restatement
This Agreement amends and restates in full and supersedes the Amended and Restated RPA, and it is hereby confirmed by the parties hereto that all prior actions of the parties made pursuant to the Amended and Restated RPA are effective as if made hereunder.

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IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

AUTOMOTIVE FINANCE CANADA INC.

Per:	/s/ James E. Money, II
Name: James E. Money, II Title: CFO & Treasurer
Per:
Name Title

Address: 1717 Burton Road Vars, ON K0A 3H0
Attention: Vice President of Legal Telecopier No.: 613-443-3436
With a copy to: Automotive Finance Corporation 13085 Hamilton Crossing Blvd. Suite 300 Carmel, Indiana 46032
Attention: Vice President of Legal Telecopier No.: 866-929-3430
And to: Automotive Finance Corporation 13085 Hamilton Crossing Blvd. Suite 300 Carmel, Indiana 46032
Attention: Jim Money Telecopier No.: 317-815-8687

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KAR AUCTION SERVICES, INC.

Per:	/s/ James P. Hallett
Name: James P. Hallett Title: Chief Executive Officer
Per:
Name Title

Address: 13085 Hamilton Crossing Blvd. Carmel, IN 46032 USA
Attention: Becca C. Polak
Executive Vice President and General Counsel
Telecopier No.: 317-249-4518

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BNY TRUST COMPANY OF CANADA, in its capacity as trustee of PRECISION TRUST, by its Securitization Agent, BMO NESBITT BURNS INC.

Per:	/s/ Terry J. Ritchie
Name: Terry J. Ritchie Title
Per:	/s/ Kevin Brown
Name: Kevin Brown Title: Director

c/o BMO Nesbitt Burns Inc. 3rd Floor Podium 1 First Canadian Place Toronto, Ontario M5X 1H3
Attention: Managing Director Securitization Telecopier No.: 416-359-1910

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TO:	PRECISION TRUST c/o BMO NESBITT BURNS INC. 3rd Floor Podium 1 First Canadian Place Toronto, Ontario M5X 1H3 Telecopier No.: (416) 359-1910
This Purchase Request is delivered to you pursuant to Section 2.1(a) of the receivables purchase agreement dated as of February 8, 2010 (the "Receivables Purchase Agreement") between Automotive Finance Canada Inc. (the "Seller"), KAR Auction Services, Inc. (the "Performance Guarantor") and BNY Trust Company of Canada, in its capacity as trustee of Precision Trust (in such capacity, the "Trust"). All initially capitalized terms used herein, but not otherwise defined herein, have the meanings ascribed to them in the Receivables Purchase Agreement.
The Seller represents and warrants as of the date hereof as follows:

(i)	the representations and warranties of the Seller contained in Section 4.1 of the Receivables Purchase Agreement are correct on and as of the date of the Purchase as though made on and as of such date;

(ii)
no event has occurred and is continuing, or would result from the effecting of such Purchase, that constitutes a Trigger Event or would constitute a Trigger Event by further requirement that notice be given or time elapse or both;

(iii)	the attached Portfolio Certificate (Schedule "D") fully and accurately reflects the Pool Receivables and adjusted Principal Balances; and

Date of Purchase:
Cash Payment:
Cash Deposit Amount [*]:
Net Cash Payment:
Transferred to [*]:

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DATED the      day of ●.

AUTOMOTIVE FINANCE CANADA INC.
Per:
[Name] [Title]
Per:
[Name] [Title]

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SCHEDULE "B"
LOCATION OF RECORDS

Calgary – Branch 54
ADESA Calgary
1621 Veterans Boulevard NE Airdrie, AB T4A 2G6

Edmonton – Branch 129
ADESA Edmonton
1701 9th Street
Nisku, AB T9E 8M8

Halifax – Branch 61
ADESA Halifax
300 Sky Boulevard
Enfield, NS B2T1K3

Kitchener – Branch 53
218 Boida Ave. Unit #2, RR #1
Ayr, ON N0B1E0

Montreal – Branch 21
ADESA Montreal
300 Albert Mondou
St. Eustache, PQ J7R7A7

Ottawa – Branch 14
ADESA Ottawa
1717 Burton Rd
Vars, ON K0A3H0

Toronto – Branch 56
ADESA Toronto
55 Auction Lane
Brampton, ON L6T 5P4

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Toronto – Branch 182 Toronto Impact Office 535 Wentworth Street S.W. Oshawa, ON L1J 6G5
Vancouver – Branch 49
ADESA Vancouver
7111 No. 8 Road
Richmond, BC V6W 1L9

Winnipeg – Branch 113
ADESA Winnipeg
Box 19, Group 242, RR # 2
Winnipeg, MB R3C 2E6

Saskatoon – Branch 155
ADESA Saskatoon
618 – 48th Street East
Saskatoon, Saskatchewan S7K 6K4

Carmel Office
Automotive Finance Canada Inc.
c/o Automotive Finance Corporation
13085 Hamilton Crossing Blvd., Suite 300
Carmel, IN 46032

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SCHEDULE "C"
FORM OF SERVICER REPORT

Automotive Finance Canada Inc.
Servicer Report	Dated:
# of Days in Month:

Third Amended and Restated Recievables Purchase Agreement dated as of June 16, 2015 between Automotive Finanance Canada Inc., as Seller and Servicer, KAR Auction Services, Inc., as Performance Guarantor, and Precision Trust.

Part I.	Purchase Limit, Investment Amount, and Participation as of
Precision Trust
A.	Purchase Limit	125,000,000

B.	aggregate Investment
C.	unfulfilled Increases pending in connection with Deferred Increase Date
D.	Amount deposited in [*] less minimum balance (XII)
E.	adjusted Investment
F.	Loss Reserve
G.	Net Receivables Pool Balance
H.	Trust's Share = [(E+F /G)]

Part II.	Receivables Rollforward and Aging Report

See Section I details on Receivables Pool Balance calculated as of the Month End Date.

Part III.	Concentration Limits and Net Receivables Pool Balance

See Section II details on Receivables Pool Balance calculated as of the Month End Date.

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Part IV.	Required Reserves (Section III)	$ CAD	%

A.	Loss Reserve (incl Cash Res)	Loss Reserves and Percentage
Minimum Level (Min % * Investment)

B.	Cash Reserve (part of LR)		Minimum Level (Min % * Investment)

Part V.	Performance Triggers (Section IV)	Actual	Trigger Level

A.	[*]
	[*]		—
B.	Eligible Receivables > CAD 30 million		30,000,000
C.	[*]		[*]
D.	[*]		[*]
E.	[*]		[*]
F.	[*]		[*]
G.	Net Spread Test [*]		[*]
H.	[*]		[*]

Part VI.	Financial Triggers & Covenants (Section V)		Trigger Level
A.	Bankruptcy		Y
B.	Material Adverse Change		Y
C.	Change in Control (AFC < 100% of Seller; KAR < 80% of AFC)		Y
D.	Cash Reserve < Cash Reserve Required Amount		Y
E.	KAR Financial Covenant violation		Y
F.	Default / Cross Acceleration of Corporate Debt (Seller or AFC > $1MM; KAR > $35MM)		Y
G.	AFC consolidated cash equivalents are at least [*] (incl [*] unrestricted cash)		N

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H.	Seller's Debt Limitation		[*]
I.	Tangible Net Worth Test (AFC)		[*]
J.	Tangible Net Worth Test (AFCI)		[*]
K.	[*]		[*]

Part VII.	Reporting Requirements	Timing

A.	Reporting Period	[*]
B.	Reporting Dates	[*]
C.	Quarterly Financial Statements - Seller & Servicer	[*]
D.	Annual Financial Statements - Seller & Servicer	[*]
E.	KAR Compliance Certificate	[*]
F.	Material Changes to Servicer Report	[*]
G.	List of Subservicers with Contact Information	[*]
N.	Changes to Exluded Receivables	[*]

Part VIII.	Representations & Warranties

The Servicer certifies that (i) the figures on the Servicer Report to be true and complete, (ii) no Trigger Events have occurred, (iii) the representations and warranties are true and correct, and (iv) the Servicer has satisfied all of its obligations under the Agreement in all material respects, in each case as of the date hereof. In addition, the Servicer confirms that no subservicing arrangements exist.

Automotive Finance Canada Inc.

By:

Name Printed:

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Title:

Date:

SECTION I - Receivables Information

I.	Receivables Rollforward
Current Month
A)	Beginning Principal Balance
B)	Receivables Floorplanned
C)	Principal Receipts
D)	Write-Offs
E)	A/R Converted to Notes
F)	Ending Principal Balance [A + B - C - D - E]

Finance Charge Collections
G)	Interest
H)	Floorplan Fee
I)	Other Fees
J)	Finance Charge Collections (G + H + I)

Write-Offs
K)	Total Write-Offs
L)	Write-Offs > [*]
M)	Total Converted to Notes
N)	Converted to Notes > [*]

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II.	Receivables Aging Report
A)	Current
B)	[*] Days Past Due
C)	[*] Days Past Due
D)	[*] Days Past Due
E)	[*] Days Past Due
F)	[*] Days Past Due
Total Receivables [A + B + C + D + E + F]
Average Maturity (ref purposes only)
Difference

III.	Payment Rate / Implied Turnover
A)	[*]	Specified Ineligible Receivables
B)	[*]	(Assets that are not eligible for the Net Receivables Pool Balance.
	[*]	These items are not included in the rollforward and are not aged.

IV.	Delinquent Receivables	Affiliated Obligors
	Receivables [*] days past due	Dismantlers

V.	Defaulted Receivables
Receivables [*] days past due

VI.	Obligor Information
Number of Active Dealers
Average Dealer Size

SECTION II - Concentrations & NRPB

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In calculating NRPB, there should be no duplication of amounts previously reduced from a different category.
Net Receivables Pool Balance Calculation

Total Pool Receivables		(A)

Specified Ineligible Receivables		(B)

Total Pool Receivables excluding Specified Ineligible Receivables	(A) - (B)	(C)

Accounts Payable (Title Status "T" from Title Absent Exclusions Report")		(D)

Total Pool Receivables excluding Specified Ineligible Receivables and Title Status "T"	(C) - (D)	(E)

ineligible Receivables
Non-Canadian residents, governmental, or other ineligible obligors	f1
Delinquent Receivables	f2
Defaulted Receivables	f3
Obligors with > [*] Defaulted Receivables	f4
Short-pays	f5
NSF	f6
Ineligible contract terms	f7
Over [*] outstanding
Rental > [*] on books	f8
Other ineligible vehicle types	f9
Sold out of Trust	f10
Obligors subject to bankruptcy or insolvency proceedings	f11
Rental Receivables ([*])	f12
Term > [*] payoff	f13
Total ineligible Receivables	(sum f)	(F)

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Eligible Receivables						(E) - (F)		(G)

Normal Concentration Percentage
Obligor Name	Amount	Also, has Rental? Y/N	Concentration limit	Limit	Excess concentrations
Retail Obligors
				[*] * (G)		h1
				[*] * (G)		h2
				[*] * (G)		h3
				[*] * (G)		h4
				[*] * (G)		h5
				[*] * (G)		h6
				[*] * (G)		h7
Rental Obligors				[*] * (G)
				[*] * (G)		h8
				[*] * (G)		h9
				[*] * (G)		h10	(sum h)
				[*] * (G)		h11		(H)
				[*] * (G)		h12	Reduction to NRPB

Special Concentration Percentage - Special Obligors
Obligor Name	Amount	Also, has Rental? Y/N	Concentration Limit	Limit	Excess concentrations
Retail Obligors
				[*] * (G)		i1
				[*] * (G)		i2
				[*] * (G)		i3

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				[*] * (G)		i4
				[*] * (G)		i5
				[*] * (G)		i6
				[*] * (G)		i7
Rental Obligors
				[*] * (G)		i8			Irish Pond Transit INC
				[*] * (G)		i9
				[*] * (G)		i10	(sum i)
				[*] * (G)		i11		(I)
				[*] * (G)		i12	Reduction to NRPB

All Obligors exceeding [*] Normal Concentration limit (aggregate concentration limit [*])				Value of Receivables for
Obligor Name	Amount		Concentration Limit	Limit	Obligors exceeding [*]
				[*] * (G)		j1 ([*])
				[*] * (G)		j2 ([*])
				[*] * (G)		j3 ([*])
				[*] * (G)		j4 ([*])
				[*] * (G)		j5 ([*])
				[*] * (G)		j6 ([*])
				[*] * (G)		j7 ([*])
				[*] * (G)		j8 ([*])
				[*] * (G)		j9 ([*])
				[*] * (G)		j10 ([*])

Total of Special Obligors exceeding [*]		(i)		(sum j)
[*] concentration percentage x (G)		(ii)
Excess concentration				if (i) > (ii), then (ii) - (i)				(J)

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Reduction to NRPB

Special Concentration Percentage - Specialty Vehicles

Total Motorcycles (including all-terrain vehicles)		(i)
All-Terrain Vehicles		(ii)
All-Terrain Vehicles Advance Limit		(iii)
All Terrain Vehicles Discounted amount		(ii) x (iii)		(iv)
Total Motorcycles discounted amount				(i) - (ii) + (iv)	(x)
					(ii) *(100%-(iii))	k1
Salvage Vehicles		(v)
Advance Limit		(vi)
Salvage Vehicles discounted amount				(v) x (vi)	(y)
					(v) *(100%-(vi))	k2

Marine Crafts		(vii)
Advance Limit		(viii)
Marine Crafts discounted amount				(vii) x (viii)	(z)
					(vii) *(100%-(viii))	k3
Specialty Vehicle Type	Amount		Concentration limit	Limit	Excess concentrations
[*] from (x)		l1		[*] * (G)	k4
[*]		l2		[*] * (G)	k5
[*]		l3		[*] * (G)	k6
[*] from (y)		l4		[*] * (G)	k7
[*]		l5		[*] * (G)	k8

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[*] from (z)	l6	[*] * (G)		k9
[*]	l7	[*] * (G)		k10
Excess concentration				(sum k)	(K)
Reduction to NRPB

[*] Specialty Vehicle Aggregate Special Concentration Percentage
Total Specialty Vehicles	(i)	sum (l1 - l7)
Excess concentration	(ii)	from (k4 - k10)
Total Specialty Vehicles, net of Excess Concentration	(i) - (ii)	(iii)
[*] Concentration Percentage x (G)		(iv)
Excess Concentration		if (iii) > (iv), then (iv) - (iii)			(L)
Reduction to NRPB

Special Concentration Percentage - Rental Receivables
Static Rental Receivables Pool Net Loss Rate		**	Static Rental Receivables Pool Net Loss Rate
** Rate from worst performing [*] rolling vintage during last 24 Months				Advance rate
Applicable Rental Receivables Advance Rate	(i)		[*]	[*]
			[*]	[*]
			[*]	[*]
			[*]	[*]

Rental Receivables
All Rental Receivables including large rental Obligors	(ii)
Individual excess concentrations (not to double count)	(iii)	sum (h8-h10) - sum(i8-i10)

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(iv) (ii) - (iii)
Discount percentage (inverse of Appl. Rent. Rcv Adv. Rate)	(v) 100% - (i)
Discounted amount	(iv) x (v)	o1

Value of Rental Receivables at applicable advance rate	(i) x (iv)
[*] concentration percentage x (G)	(v)
Excess concentration	if (iv) > (v), then (v) - (iv)	o2
		(sum l)	(M)
Reduction to NRPB

Special Concentration Percentage - Minimum Curtailment Payment

Receivables (excluding Rental) w/ curtailment pymt < [*], but >[*]	(i)
[*] concentration limit	(ii)
Excess Concentration	if (i) > (ii), then (i) - (ii)		(N)
Reduction to NRPB

Special Concentration Percentage - Auction Credit

Total Auction Credits	(i)
[*] concentration limit	(ii)
Excess Concentration	if (i) > (ii), then (i) - (ii)		(O)
Reduction to NRPB

Special Concentration Percentage - Outstanding > [*]

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	Total Receivables outstanding > [*]	(i)
	[*] concentration limit x (G)	(ii)
	Excess Concentration	if (i) > (ii), then (i) - (ii)				(P)
Reduction to NRPB

	Total of discounts and excess concentrations			(Sum H through P)		(Q)

	Net Receivables Pool Balance			(G) + (Q)

SECTION III - Required Reserves

A)	[*]					Month Delinquency Ratio
B)	[*]				ð
C)	Loss Reserve Ratio (Calculated Below)
D)	Minimum Loss Percentage
E)	Loss Percentage [greatest of B, C, or D]

Loss Percentage (1-Loss Percentage)

XI.	Loss Reserve Calculation		Precision	Total
A)	[*]
B)	[*]
C)	[*]
Loss Reserve [A - B * C]

	loss reserve - default % component:				ð	[*] Avg Default Ratio
D)	[*]

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E)	[*]
F)	[*]
G)	[*]
Loss Reserve Ratios [E * F/G]

XII.	Cash Reserve Account
A)	Excess Spread [*]
B)	Excess Spread [*]
C)	[*]
	[*]	[*]

D)	[*]
	[*]	[*]

E)	[*] Average Payment Rate
	Minimum Required (Cash Reserve Event)	[*]

Current Month - C) less than [*], D) greater than [*] or E) less than [*]

F)	Required Reserve Calculation:
	Has Cash Reserve Event ever occurred		(Must enter either "Yes" or "No")
	Calculation Date of Most Recent Cash Reserve Event (C less than [*], D greater than [*], E less than [*])		(fill in manually)
	Has the Most Recent Cash Reserve Event Been Cured		(Must enter either "Yes" or "No")
	Calculation Date Cash Reserve Event was Cured		(fill in manually)
Has the Cash Reserve Event been cured for [*]?
Cash Reserve Event trigger applicable (occurred and not cured for[*]) ?

G)	Cash Reserve Percentage	1.00%

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H)	[*]	—
I)	Required Cash Reserve Amount [[*]]
J)	Actual Cash Reserve Balance

XI.	Total Reserves
A)	Loss Reserve
B)	Cash Reserve [from X. H)]
Total Reserve $ [A + B]

Total Reserve % [A + B]

C)	Investment + [Total][Loss] Reserve [A + F]

XII.	Collection Account Balance (ss. 2.5 and 2.6 payments)	Precision	Total
Collection Account Balance
Last Billing Paid
A)	Replacement Servicer Fee
B)	Collection Costs
C)	Backup Servicing Fees
D)	Transition Expenses
E)	Funding Discount
F)	Standby Fees
G)	required Paydown Date reduction [contingent]
H)	required payment to Cash Reserve Account [contingent]
I)	required amts owed to Indemnified Parties [contingent]
Total ss 2.5 and 2.6 payments
Excess Cash/(Deficit)
Compliance?

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XIII.	[Reserved]

SECTION IV - Performance Triggers

XVI.	Termination Events - Month End Only
A)	Participation Test
	1)	Investment
	2)	unfulfilled purchase
	3)	Loss Reserve
	4)	Required Paydown Date Reduction
	5)	Investment + unfulfilled purchase + Loss Reserve - Amount deposited in Collection Account

	6)	Net Receivable Pool Balanc

	7)	Trust's Share % [5) / 6)]
	8)	Trust's Share % Limit	[*]

B)	Default Ratio Test			For Reference: calculation of numerator
	1)	Receivables [*] days past due + Write-offs and Notes < [*] past due		ADD
		+ A/R conv to Notes <[*] past due (Ref Tab 1 for details)		[*] days
	2)	Receivables Originated [*] months prior (Cash Disbur.)		Total Write-offs
	3)	Default Ratio [1/2]		Total Conv to Notes
		Maximum [*] Default Ratio	[*]	DEDUCT
Write-Offs >[*]
	4)	[*] Avg Default Ratio		Conv to notes >[*]
		Maximum [*] Avg Default Ratio	[*]	Total Defaulted

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C)	Delinquency Ratio Test
	1)	Total Delinquent Receivables
	2)	Outstanding Balance of Pool Receivables
	3)	Delinquency Ratio [1/2]
Maximum [*] Delinquency Ratio [*]

	4)	[*] Avg Delinquency Ratio
Maximum [*]Avg Delinquency Ratio [*]

D)	Net Spread Test

	1)	Finance Charge Collections
	2)	Discount Expensed During Month (actual) [usage fee]
	3)	Standby Fee [facility/commitment fee]
	4)	Replacement Servicer Fee (if $0 there should be a Notional Servicer Fee)
	5)	Notional Servicer Fee [*]
	6)	Backup Servicing Fees
	7)	Transition Expenses (if any)
	8)	Other Fees > $100
	9)	Receivables [*] Days Past Due
	10)	Write-offs/Non-Cash AJE's
	11)	A/R Converted to Notes
Subtotal (Numerator)
	12)	Add Back 10) & 11) greater than [*] old
	13)	Recoveries
	14)	Collections on defaulted receivables
	15)	Subtotal: Excess Finance Collections
	16)	Average Aggregate Balance Pool Receivables (Denominator) [*]

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	17)	Net Spread [[*]]
	18)	Minimum Net Spread (current month)	[*]
Compliance [[*]]

E)	Payment Rate
	1)	Collections of principal on all Pool Receivables (excl. Collections of principal on Spec. Ineligible Receivables)
	2)	Beginning agg O/S Balance of Pool Receivables (excl. Collections of principal on Spec. Ineligible Receivables)
Payment Rate
[*] avg Payment Rate
		Minimum [*] avg Payment Rate	[*]
[*]

F)	Minimum Eligible Receivables
	1)	Eligible Receivables
	2)	Minimum Eligible Receivables	30,000,000
Compliance [1 > 2]

G)	Minimum Cash Reserve
	1)	Amount on Deposit in Cash Reserve
	2)	Minimum Cash Reserve Amount	0
Compliance [1 > 2]

SECTION V - Financial Triggers & Covenants

A)	Tangible Net Worth Test
1	AFC
	A)	AFC's Shareholder's Equity
	B)	AFC's Intangible Assets
	C)	Tangible Net Worth [A-B]
	D)	Minimum Tangible Net Worth	[*]

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Compliance [C > D]

2	Seller - AFCI
	A)	AFCI Shareholder's Equity
	B)	AFCI's Intangible Assets
	C)	Tangible Net Worth [A-B]
	D)	Minimum Tangible Net Worth	[*]
Compliance [C > D]

B)	Seller's Debt (including Investment)
	A)	Maximum Debt ([*])	[*]
	B)	All Debt [*]
	C)	Compliance (A > B)

C)	Seller's Debt (including Investment)/Equity
	A)	Maximum Debt/Equity	[*]
	B)	AFCI Debt/Equity
	C)	Compliance (A > B)

D)	Seller Liquidity
AFC cash and cash equivalents
		Minimum cash and equivalents	[*]
AFC unresstricted cash
		Minimum unrestricted cash	[*]
Termination Event test

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SCHEDULE "D"
FORM OF PORTFOLIO CERTIFICATE

Portfolio Certificate
Automotive Finance Canada Inc.

To:	Precision Trust

Reference is made to the Third Amended and Restated Receivables Purchase Agreement, dated as of June 16, 2015, (as amended or otherwise modified from time to time, the "Receivables Purchase Agreement"), among Automotive Finance Canada Inc. (the "Seller"), KAR Auction Services, Inc. (the "Performance Guarantor"), and BNY Trust Company of Canada, in its capacity as trustee of Precision Trust (in such capacity, the "Trust"). Capitalized terms used but not otherwise defined herein are used as defined in the Receivables Purchase Agreement.

Date
The Seller hereby certifies and warrants to you that the following is a true and correct computation as of:

current Investment
[*]

plus, with respect to an Increase Request, the amount of such increase.
	Investment after funding activity		1A

Current balance of unfulfilled purchases subject to a Deferred Increase Date			1B

Loss Reserve [*]		[*]	1C

		TOTAL (1)		CAD 0

Net Receivables Pool Balance

Total of all Receivables in the Receivables Pool (A) [Note: these letters correspond to the Servicer Report.]

Reduction for: Specified Ineligible Receivables (B)

Reduction for: Title Attached Receivables (D)

Reduction for: ineligible Receivables (F)

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Reduction for: [*]

Reduction for: Special Concentration limit - [*]

Reduction for: Special Concentration limit - [*]

Reduction for: Special Concentration limit - [*]

Reduction for: Special Concentration limit - [*]

Reduction for: Special Concentration limit - [*]

Reduction for: Special Concentration limit - [*]

Net Receivables Pool Balance	TOTAL (2)

Trust's Share TEST:	(1) /(2)
Is the Trust's Share less than or equal to [*]?

Cash Reserve [*]
Is Cash Reserve Event applicable?

Cash Reserve Account balance	3A

Cash Reserve Required Amount (1A * Cash Reserve %)	3B

Cash Reserve TEST: (3A must be greater than or equal to 3B)

IN WITNESS WHEREOF, the SELLER has caused this Portfolio Certificate to be executed and delivered by the Servicer. In addition, as of the date of this Portfolio Certificate, AFCI is in compliance with all Representations & Warranties and Covenants. Also, no Trigger Events have occurred under the Receivables Purchase Agreement.

Automotive Finance Corporation, as Servicer

By: _________________________________
Name:
Title:

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SCHEDULE "E"
DEPOSIT ACCOUNTS

Account Name	Account Type	Account Number
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

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SCHEDULE "F"
FORM OF INCREASE REQUEST

TO:	PRECISION TRUST c/o BMO NESBITT BURNS INC. 3rd Floor Podium 1 First Canadian Place Toronto, Ontario M5X 1H3 Telecopier No.: (416) 359-1910
This Increase Request is delivered to you pursuant to Section 2.1(b) of the third amended and restated receivables purchase agreement dated as of June 16, 2015 (the "Receivables Purchase Agreement") between Automotive Finance Canada Inc. (the "Seller"), KAR Auction Services, Inc. (the "Performance Guarantor") and BNY Trust Company of Canada, in its capacity as trustee of Precision Trust (in such capacity, the "Trust"). All initially capitalized terms used herein, but not otherwise defined herein, have the meanings ascribed to them in the Receivables Purchase Agreement.
The Seller represents and warrants as of the date hereof as follows:

(i)	the representations and warranties of the Seller contained in Section 4.1 of the Receivables Purchase Agreement are correct on and as of the date of purchase as though made on and as of such date; and

(ii)
no event has occurred and is continuing, or would result from the effecting of such Purchase, that constitutes a Trigger Event or would constitute a Trigger Event by further requirement that notice be given or time elapse or both; and

(iii)	the attached weekly Portfolio Certificate fully and accurately reflects the Pool Receivables and adjusted Principal Balances.

Remittance Date:
Current aggregate Investment:
Increase to Investment (Cash Payment) (at least Cdn$500,000, increments of Cdn$100,000):
Cash Reserve Required Amount [*]:

Current Cash Reserve Account balance:
Cash Deposit Amount (if req'd) Transferred to Precision Trust Cash Reserve Account [*]: Net Cash Payment:
Transferred to Seller's Account No. [*]:

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DATED the      day of ●.

AUTOMOTIVE FINANCE CANADA INC.
Per:
[Name] [Title]
Per:
[Name] [Title]

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SCHEDULE "G"
FORM OF QUEBEC ASSIGNMENT
Reference is made to a receivables purchase agreement dated as of February 8, 2010 (as may be amended, restated, supplemented or otherwise modified, the “Purchase Agreement”) by and among Automotive Finance Canada Inc./Financement d’Automobiles Canada Inc., a corporation existing under the laws of Ontario (the “Seller”), KAR Auction Services, Inc., a corporation existing under the laws of Delaware, as performance guarantor, and BNY Trust Company of Canada, in its capacity as trustee of Precision Trust, a trust established under the laws of the Province of Ontario (the “Trust”) concerning the sale and assignment by the Seller to the Trust of an interest in the Receivables Pool. For good and valuable consideration, the Trust and the Seller agree as follows:

INTERPRETATION
Definitions
In this Québec Assignment, the following terms shall have the following meanings:
“Contract” means, with respect to any Obligor, collectively, the Dealer Note issued by such Obligor, or similar agreement between such Obligor and the Seller, any guarantee issued in connection therewith and each other agreement or instrument executed by an Obligor pursuant to or in connection with any of the foregoing, the purpose of which is to evidence, secure or support such Obligor's obligations to the Seller under such Dealer Note or other similar agreement;
"Credit and Collection Policies" means the customary policies and practices of the Servicer that have been delivered to the Trust relating to the creditworthiness of Obligors, the making of collections and the enforcement of Receivables and the Related Security as such policies and practices may be amended from time to time in accordance with the Purchase Agreement;
“Dealer Note” means a demand promissory note and security agreement and any other promissory note issued, or agreement made by, an Obligor in favour of the Seller;
“Financed Vehicle” means [*];
“Obligor” means any Person who is from time to time obligated to make payments on a Receivable including any co-signer or guarantor;
“Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization, association, board or body established by statute, government (or any agency or political subdivision thereof) or other entity;
“Québec Collections” means, with respect to Québec Receivables, (a) all funds which are received by the Seller, the Servicer or the Trust in payment of any amounts owed in respect of such Québec Receivables (including, without limitation, principal payments, finance charges, floorplan fees,

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curtailment fees, interest and all other charges), or applied (or to be applied) to amounts owed in respect of such Québec Receivables (including, without limitation, insurance payments and net proceeds of the sale or other disposition of vehicles or other collateral or property of the related Obligors or any other Person directly or indirectly liable for the payment of Québec Receivables applied (or to be applied) thereto), (b) all Collections in respect of Québec Receivables deemed to have been received pursuant to Section 5.17 of the Purchase Agreement, (c) all other proceeds of Québec Receivables, and (d) without duplication, all other amounts deposited to the Deposit Accounts or the Collection Account under the Purchase Agreement;
“Québec Pool Assets” means the universality of all present and future Québec Receivables together with all Related Security, all Québec Collections, and all rights of action with respect to the foregoing;
“Québec Receivable” means each Receivable where either one of the following conditions is satisfied:

(a)	the Obligor of such Receivable is located in the Province of Québec; or

(b)	such Receivable is payable to an address or an account in the Province of Québec;
"Receivable" means any claim or right to payment from an Obligor arising under a Contract, arising from the providing of financing and other services by the Seller to new, used and wholesale automobiles or other motor vehicle dealers, including the obligation to pay any finance charges and other obligations with respect thereto;
“Records” means all contracts, books, records, microfiche and other documents and information (including computer programmes, tapes, diskettes, data processing software and related property and rights) maintained by or on behalf of the Seller evidencing or otherwise relating to any Receivables, including the Contracts related thereto, or relating to any of the related Financed Vehicles, Obligors, Related Security, Collections or the Deposit Accounts and shall include all such records, information and material maintained or required to be maintained by the Servicer in respect thereof but excluding for greater certainty the financial statements of the Seller and its Affiliates;
"Recreational Vehicle" means [*];
“Related Security” means, with respect to any Québec Receivable:
the Related Vehicle and Proceeds Security;
all of the Seller's interest in all warranties, indemnities, service obligations and other contract rights issued or granted by, or otherwise existing under applicable law against, the Obligor or the manufacturer in respect of the related Financed Vehicle;
all guarantees and Security Interests (other than the Related Vehicle and Proceeds Security) from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Québec Receivable, or otherwise, together with all financing statements or other instruments describing any collateral securing such Receivable, and including all Security Interests (other than the Related Vehicle

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and Proceeds Security) granted by any Person (whether or not the primary Obligor on such Québec Receivable) under or in connection therewith and purporting to secure payment of such Québec Receivable;
all Records relating to such Québec Receivable, including all original Contracts;
all service contracts and other contracts and agreements relating to such Québec Receivable; and
all proceeds of or relating to any of the foregoing, including proceeds of or relating to the Québec Receivable;
"Related Vehicle and Proceeds Security" means with respect to any Receivable, the Seller's Security Interest in the related Financed Vehicle, and all proceeds thereof including proceeds of Insurance Policies;
"Security Interest" means a lien, security interest, hypothec, title retention agreement, pledge, assignment (whether or not by way of security), charge, encumbrance, mortgage, right of set-off, lease or other right or claim of any Person;

"Tractors" [*].

Definitions
Terms with initial capital letters in this Québec Assignment which are not defined herein shall have the meanings given to them in the Purchase Agreement.
SALE AND ALLOCATIONS
Assignment and Sale
The Seller hereby sells and assigns to the Trust, and the Trust hereby acquires from the Seller, the Québec Pool Assets. Such sale and assignment of the Québec Pool Assets constitutes an absolute sale and assignment of the Québec Pool Assets.
Notwithstanding anything to the contrary, whenever the expression “Trust’s Co-Ownership Interest” is used in the Purchase Agreement, it shall include a 100% ownership interest in the Quebec Receivables.
Purchase Price
The purchase price for the sale by the Seller to the Trust of the Québec Pool Assets hereunder shall be calculated and paid in accordance with the terms of the Purchase Agreement.

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Entitlements
Quebec Collections shall be allocated with other Collections under Sections 2.5, 2.6, 2.8 and 2.9 of the Purchase Agreement provided that amounts allocated and paid to the Seller under Sections 2.5(c) or 2.8 (c) of the Purchase Agreement in respect of Quebec Collections shall be paid to the Seller as additional Deferred Purchase Price rather than payments made in respect of the Seller’s Retained Interest.
Reconveyances
Following the Final Termination Date, the Trust shall, upon the written request of the Seller, reconvey to the Seller the Québec Pool Assets consisting of (i) the universality of all Québec Receivables arising on the Final Termination Date or thereafter (and excluding, for greater certainty, the universality of all Québec Receivables arising or existing at any time before the Final Termination Date) and all related Québec Collections, (ii) all Related Security with respect to each such Québec Receivable and (iii) all rights of action with respect to the foregoing. Moreover, upon the written request of the Seller and in furtherance of an optional repurchase of Pool Receivables under Section 6.3 of the Purchase Agreement, the Purchaser shall reconvey to the Seller all of the Quebec Pool Assets. Each reconveyance by the Trust to the Seller under this Section 0 shall be effected without any representation or warranty (express, implied, statutory or otherwise) except for the Trust’s warranty that the reconveyed assets are not subject to any lien, hypothec, charge, security interest, ownership interest, encumbrance or any other right or claim created by, through, or in favour of, the Trust. The Trust shall sign all documents required by the Seller in order to give effect to each such reconveyance, and shall make all requisite registrations and give all required notices to render it opposable to third parties.
MISCELLANEOUS
Purchase Agreement
This Québec Assignment shall be construed as having been executed in furtherance of the Purchase Agreement and shall form an integral part thereof, provided that the ownership of the Québec Pool Assets shall be determined in accordance with the terms of this Québec Assignment and not by the terms of the Purchase Agreement.
Notices
Notices for the purposes of this Québec Assignment shall be given in accordance with the Purchase Agreement.
Governing Law
This Québec Assignment shall be governed by and construed in accordance with the laws of the Province of Québec.

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Severability
If, in any jurisdiction, any provision of this Québec Assignment or its application to any party to this Québec Assignment or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Québec Assignment and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

Counterparts
This Québec Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Québec Assignment by facsimile shall be effective as delivery of a manually executed counterpart of this Québec Assignment.
Successors and Assigns
This Québec Assignment may be assigned by the parties hereto only in accordance with the provisions governing the assignment of the Purchase Agreement.
Section Headings
Section headings in this Québec Assignment are included herein for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.
Paramountcy
In the event of an inconsistency or conflict between the terms of this Québec Assignment and the Purchase Agreement, the terms of this Québec Assignment shall govern.
Limitation of Liability
This Québec Assignment has been entered into by BNY Trust Company of Canada (the “Trustee”) solely in its capacity as trustee of the Trust and by the Securitization Agent as agent for the Trust and is not binding on the Trustee or the Securitization Agent in any other capacity. Save and except where a claim is based on its own negligence or wilful misconduct, resort may not be had to, nor recourse or satisfaction be sought from, the private property of the Trustee or the Securitization Agent, or their respective directors, officers, employees, or agents, and resort will be had solely to the property of the Trust held in trust by the Trustee for the payment, performance or satisfaction of any liability or obligation of the Trust or the Trustee hereunder.
Language.
The parties hereby confirm their express wish that the present agreement and all documents, notices and agreements directly and indirectly related thereto be drawn up in English. Les parties reconnaissent leur volonté expresse que la présente convention ainsi que tous les documents, avis et conventions qui s'y rattachent directement ou indirectement soient rédigés en langue anglaise.

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The parties have executed this Québec Assignment as of February ___, 2010.

AUTOMOTIVE FINANCE CANADA INC./FINANCEMENT D’AUTOMOBILES CANADA INC.
By:
Name:
Title:

By:
Name:
Title:

BNY TRUST COMPANY OF CANADA, solely in its capacity as trustee of PRECISION TRUST, by its Securitization Agent, BMO NESBITT BURNS INC.
By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE "H"
NET RECEIVABLES POOL BALANCE CALCULATION

Automotive Finance Canada Inc.
Dated:
# of Days in Month:

SECTION II - Concentrations & NRPB

In calculating NRPB, there should be no duplication of amounts previously reduced from a different category.
Net Receivables Pool Balance Calculation

Total Pool Receivables		(A)

Specified Ineligible Receivables		(B)

Total Pool Receivables excluding Specified Ineligible Receivables	(A) - (B)	(C)

Accounts Payable (Title Status "T" from Title Absent Exclusions Report")		(D)

Total Pool Receivables excluding Specified Ineligible Receivables and Title Status "T"	(C) - (D)	(E)

ineligible Receivables
Non-Canadian residents, governmental, or other ineligible obligors	f1
Delinquent Receivables	f2
Defaulted Receivables	f3
Obligors with [*] Defaulted Receivables	f4
Short-pays	f5
NSF	f6
Ineligible contract terms	f7

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Over 180 days outstanding
Rental > 36 months on books	f8
Other ineligible vehicle types	f9
Sold out of Trust	f10
Obligors subject to bankruptcy or insolvency proceedings	f11
Rental Receivables ([*])	f12
Term > [*] payoff	f13
Total ineligible Receivables	(sum f)	(F)

Eligible Receivables	(E) - (F)	(G)

Normal Concentration Percentage
Obligor Name	Amount	Also, has Rental? Y/N	Concentration limit	Limit	Excess concentrations
Retail Obligors
[*] * (G)	h1
[*] * (G)	h2
[*] * (G)	h3
[*] * (G)	h4
[*] * (G)	h5
[*] * (G)	h6
[*] * (G)	h7
Rental Obligors
[*] * (G)	h8
[*] * (G)	h9
[*] * (G)	h10	(sum h)
[*] * (G)	h11	(H)
[*] * (G)	h12	Reduction to NRPB

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Special Concentration Percentage - Special Obligors
Obligor Name	Amount	Also, has Rental? Y/N	Concentration Limit	Limit	Excess concentrations
Retail Obligors
				[*] * (G)		i1
				[*] * (G)		i2
				[*] * (G)		i3
				[*] * (G)		i4
				[*] * (G)		i5
				[*] * (G)		i6
				[*] * (G)		i7
Rental Obligors
				[*] * (G)		i8			Irish Pond Transit INC
				[*] * (G)		i9
				[*] * (G)		i10	(sum i)
				[*] * (G)		i11		(I)
				[*] * (G)		i12	Reduction to NRPB

All Obligors exceeding [*] Normal Concentration limit (aggregate concentration limit [*])					Value of Receivables for
Obligor Name	Amount		Concentration Limit	Limit	Obligors exceeding 1%
				[*] * (G)		j1 ([*])
				[*] * (G)		j2 ([*])
				[*] * (G)		j3 ([*])
				[*] * (G)		j4 ([*])
				[*] * (G)		j5 ([*])

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		[*] * (G)	j6 ([*])
		[*] * (G)	j7 ([*])
		[*] * (G)	j8 ([*])
		[*] * (G)	j9 ([*])
		[*] * (G)	j10 ([*])

Total of Special Obligors exceeding [*]	(i)	(sum j)
[*] concentration percentage x (G)	(ii)
Excess concentration		if (i) > (ii), then (ii) - (i)		(J)
Reduction to NRPB

Special Concentration Percentage - Specialty Vehicles

Total Motorcycles (including all-terrain vehicles)	(i)
All-Terrain Vehicles	(ii)
All-Terrain Vehicles Advance Limit	(iii)
All Terrain Vehicles Discounted amount	(ii) x (iii)	(iv)
Total Motorcycles discounted amount		(i) - (ii) + (iv)	(x)
			(ii) *(100%-(iii))	k1
Salvage Vehicles	(v)
Advance Limit	(vi)
Salvage Vehicles discounted amount		(v) x (vi)	(y)
			(v) *(100%-(vi))	k2

Marine Crafts	(vii)
Advance Limit	(viii)
Marine Crafts discounted amount		(vii) x (viii)	(z)
			(vii) *(100%-(viii))	k3

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Specialty Vehicle Type	Amount		Concentration limit	Limit	Excess concentrations
[*] from (x)		l1		[*] * (G)		k4
[*]		l2		[*] * (G)		k5
[*]		l3		[*] * (G)		k6
[*] from (y)		l4		[*] * (G)		k7
[*]		l5		[*] * (G)		k8
[*] from (z)		l6		[*] * (G)		k9
[*]		l7		[*] * (G)		k10
Excess concentration						(sum k)	(K)
Reduction to NRPB

[*] Specialty Vehicle Aggregate Special Concentration Percentage
Total Specialty Vehicles		(i)		sum (l1 - l7)
Excess concentration		(ii)		from (k4 - k10)
Total Specialty Vehicles, net of Excess Concentration		(i) - (ii)		(iii)
	[*] Concentration Percentage x (G)			(iv)
Excess Concentration				if (iii) > (iv), then (iv) - (iii)			(L)
Reduction to NRPB

Special Concentration Percentage - Rental Receivables
Static Rental Receivables Pool Net Loss Rate				**	Static Rental Receivables Pool Net Loss Rate
	** Rate from worst performing [*] rolling vintage during last 24 Months					Advance rate
Applicable Rental Receivables Advance Rate		(i)			[*]	[*]
					[*]	[*]
					[*]	[*]
					[*]	[*]

Rental Receivables

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All Rental Receivables including large rental Obligors	(ii)
Individual excess concentrations (not to double count)	(iii)	sum (h8-h10) - sum(i8-i10)
(iv) (ii) - (iii)
Discount percentage (inverse of Appl. Rent. Rcv Adv. Rate)	(v) 100% - (i)
Discounted amount	(iv) x (v)	o1

Value of Rental Receivables at applicable advance rate	(i) x (iv)
[*] concentration percentage x (G)	(v)
Excess concentration	if (iv) > (v), then (v) - (iv)	o2
		(sum l)	(M)
Reduction to NRPB

Special Concentration Percentage - Minimum Curtailment Payment

Receivables (excluding Rental) w/ curtailment pymt < [*], but >[*]	(i)
[*] concentration limit	(ii)
Excess Concentration	if (i) > (ii), then (i) - (ii)		(N)
Reduction to NRPB

Special Concentration Percentage - Auction Credit

Total Auction Credits	(i)
[*] concentration limit	(ii)
Excess Concentration	if (i) > (ii), then (i) - (ii)		(O)
Reduction to NRPB

Special Concentration Percentage - Outstanding > [*]

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Total Receivables outstanding > [*]	(i)
[*] concentration limit x (G)	(ii)
Excess Concentration	if (i) > (ii), then (i) - (ii)		(P)
Reduction to NRPB

Total of discounts and excess concentrations		(Sum H through P)	(Q)

Net Receivables Pool Balance		(G) + (Q)

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